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                                CREDIT AGREEMENT

                            Dated as of July 31, 2001

                                      Among

                              UNO ACQUISITION CORP.
                           UNO RESTAURANT CORPORATION
                              UNO RESTAURANTS, INC.
                                       and
                               SL PROPERTIES, INC.
                                  as Borrowers,

                       UNO RESTAURANT HOLDINGS CORPORATION
                                 UNO FOODS INC.
                            PIZZERIA UNO CORPORATION
                                       and
                           URC HOLDING COMPANY, INC.,
                                  as Guarantors

                            THE LENDERS PARTY HERETO,

                                       and

                              FLEET NATIONAL BANK,
                     as Administrative Agent for the Lenders

                                       and

                                 SUNTRUST BANK,
                      as Syndication Agent for the Lenders

================================================================================

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS....................................1
      Section 1.1.    DEFINITIONS..............................................1
      Section 1.2.    ACCOUNTING TERMS........................................17

ARTICLE 2. THE CREDITS........................................................17
      Section 2.1.    THE TERM LOANS..........................................17
      Section 2.2.    THE REVOLVING CREDIT....................................19
      Section 2.3.    MAKING OF REVOLVING CREDIT ADVANCES.....................19
      Section 2.4.    INTEREST ON LOANS.......................................21
      Section 2.5.    ELECTION OF LIBOR PRICING OPTIONS.......................21
      Section 2.6.    ADDITIONAL PAYMENTS.....................................21
      Section 2.7.    COMPUTATION OF INTEREST, ETC............................22
      Section 2.8.    FEES....................................................22
      Section 2.9.    SET-OFF.................................................22
      Section 2.10.   SHARING OF PAYMENTS.....................................23
      Section 2.11.   REDUCTION OF COMMITMENT BY THE BORROWERS................23
      Section 2.12.   INCREASED COSTS, ETC....................................23
      Section 2.13.   CHANGED CIRCUMSTANCES...................................25
      Section 2.14.   USE OF PROCEEDS.........................................26
      Section 2.15.   LETTERS OF CREDIT.......................................26
      Section 2.16.   GUARANTEES..............................................30

ARTICLE 3. CONDITIONS TO LOANS AND ADVANCES...................................32
      Section 3.1.    CONDITIONS TO TERM LOANS AND FIRST REVOLVING CREDIT
                      ADVANCE.................................................32
      Section 3.2.    CONDITIONS TO ALL LOANS.................................34

ARTICLE 4. PAYMENT AND REPAYMENT..............................................35
      Section 4.1.    MANDATORY PREPAYMENT....................................35
      Section 4.2.    VOLUNTARY PREPAYMENTS...................................36
      Section 4.3.    PAYMENT AND INTEREST CUTOFF.............................36
      Section 4.4.    PAYMENT OR OTHER ACTIONS ON NON-BUSINESS DAYS...........36
      Section 4.5.    METHOD, TIMING AND APPLICATION OF PAYMENTS..............37
      Section 4.6.    PAYMENTS NOT AT END OF INTEREST PERIOD..................37
      Section 4.7.    CURRENCY................................................38

ARTICLE 5. REPRESENTATIONS AND WARRANTIES.....................................38
      Section 5.1.    CORPORATE EXISTENCE, GOOD STANDING, ETC.................38


                                       (i)
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      Section 5.2.    PRINCIPAL PLACE OF BUSINESS; LOCATION OF RECORDS........38
      Section 5.3.    QUALIFICATION...........................................38
      Section 5.4.    SUBSIDIARIES............................................39
      Section 5.5.    CORPORATE POWER.........................................39
      Section 5.6.    VALID AND BINDING OBLIGATIONS...........................40
      Section 5.7.    OTHER AGREEMENTS........................................40
      Section 5.8.    PAYMENT OF TAXES........................................40
      Section 5.9.    FINANCIAL STATEMENTS AND PROJECTIONS....................40
      Section 5.10.   OTHER MATERIALS FURNISHED...............................41
      Section 5.11.   STOCK...................................................41
      Section 5.12.   CHANGES IN CONDITION....................................41
      Section 5.13.   ASSETS, LICENSES, ETC...................................41
      Section 5.14.   LITIGATION..............................................42
      Section 5.15.   PENSION PLANS...........................................42
      Section 5.16.   OUTSTANDING INDEBTEDNESS................................42
      Section 5.17.   ENVIRONMENTAL MATTERS...................................42
      Section 5.18.   FOREIGN TRADE REGULATIONS...............................43
      Section 5.19.   GOVERNMENTAL REGULATIONS................................44
      Section 5.20.   MARGIN STOCK............................................44
      Section 5.21.   REAL PROPERTY...........................................44
      Section 5.22.   COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC............44
      Section 5.23.   NO DEFAULTS UNDER FFCA AND SPENCER......................45
      Section 5.24.   CONSUMMATION OF MERGER..................................45

ARTICLE 6. REPORTS............................................................45
      Section 6.1.    INTERIM FINANCIAL STATEMENTS AND REPORTS................45
      Section 6.2.    ANNUAL FINANCIAL STATEMENTS.............................46
      Section 6.3.    NOTICE OF DEFAULTS......................................46
      Section 6.4.    NOTICE OF LITIGATION....................................46
      Section 6.5.    COMMUNICATIONS WITH OTHERS..............................46
      Section 6.6.    REPORTABLE EVENTS.......................................47
      Section 6.7.    ANNUAL PENSION REPORTS..................................47
      Section 6.8.    REPORTS TO OTHER CREDITORS..............................47
      Section 6.9.    COMMUNICATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS......47
      Section 6.10.   ENVIRONMENTAL REPORTS...................................48
      Section 6.11.   METLIFE NOTES...........................................48
      Section 6.12.   ANNUAL PROJECTIONS......................................48
      Section 6.13.   MISCELLANEOUS...........................................49

ARTICLE 7. FINANCIAL RESTRICTIONS.............................................49
     Section 7.1.    CONSOLIDATED LEVERAGE RATIO..............................49
     Section 7.2.    CONSOLIDATED NET WORTH...................................49
     Section 7.3.    CONSOLIDATED CASH FLOW COVERAGE RATIO....................49
     Section 7.4.    CONSOLIDATED CAPITAL EXPENDITURES........................49
     Section 7.5.    CONSOLIDATED OPERATING LEASE EXPENSE.....................50
     Section 7.6.    CONSOLIDATED EBITDA......................................50


                                      (ii)
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     Section 7.7.    OPERATING CASH FLOW......................................50

ARTICLE 8. AFFIRMATIVE COVENANTS..............................................51
     Section 8.1.    EXISTENCE AND BUSINESS...................................51
     Section 8.2.    TAXES AND OTHER OBLIGATIONS..............................51
     Section 8.3.    MAINTENANCE OF PROPERTIES AND LEASES.....................51
     Section 8.4.    INSURANCE................................................52
     Section 8.5.    RECORDS, ACCOUNTS AND PLACES OF BUSINESS.................52
     Section 8.6.    INSPECTION...............................................52
     Section 8.7.    CHANGE IN OFFICERS OR DIRECTORS..........................53
     Section 8.8.    MAINTENANCE OF ACCOUNTS..................................53
     Section 8.9.    ACCESS TO INDEPENDENT PUBLIC ACCOUNTANTS.................53
     Section 8.10.   TRANSFER OF ASSETS.......................................53
     Section 8.11.   INTEREST RATE PROTECTION.................................53
     Section 8.12.   FURTHER ASSURANCES.......................................53
     Section 8.13.   EXECUTION OF SECURITY DOCUMENTS..........................54

ARTICLE 9. NEGATIVE COVENANTS.................................................55
     Section 9.1.    RESTRICTIONS ON INDEBTEDNESS.............................55
     Section 9.2.    RESTRICTION ON LIENS.....................................56
     Section 9.3.    INVESTMENTS..............................................57
     Section 9.4.    DISPOSITIONS OF ASSETS...................................58
     Section 9.5.    ASSUMPTIONS, GUARANTEES, ETC. OF INDEBTEDNESS OF
                     OTHER PERSONS............................................58
     Section 9.6.    MERGERS, ETC.............................................59
     Section 9.7.    PENSION REFORM ACT.......................................59
     Section 9.8.    DISTRIBUTIONS............................................60
     Section 9.9.    SALE AND LEASEBACK.......................................60
     Section 9.10.   FRANCHISE AGREEMENTS.....................................60
     Section 9.11.   CAPITAL STRUCTURE........................................60
     Section 9.12.   TRANSACTIONS WITH AFFILIATES.............................60
     Section 9.13.   NEW SUBSIDIARIES.........................................61
     Section 9.14.   NEW RESTAURANTS..........................................61
     Section 9.15.   FFCA SALE-LEASEBACK DOCUMENTS............................61
     Section 9.16.   SPENCER I SALE-LEASEBACK DOCUMENTS.......................61
     Section 9.17.   SPENCER II SALE-LEASEBACK DOCUMENTS......................61

ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES....................................61
     Section 10.1.   EVENTS OF DEFAULT........................................61
     Section 10.2.   REMEDIES.................................................63

ARTICLE 11. CONSENTS; AMENDMENTS; WAIVERS; REMEDIES...........................64
     Section 11.1.   ACTIONS BY LENDERS.......................................64
     Section 11.2.   ACTIONS BY BORROWERS.....................................65

ARTICLE 12. SUCCESSORS AND ASSIGNS............................................65
     Section 12.1.   GENERAL..................................................65


                                      (iii)
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     Section 12.2.   ASSIGNMENTS..............................................66
     Section 12.3.   PARTICIPATIONS...........................................67

ARTICLE 13. THE ADMINISTRATIVE AGENT..........................................68
     Section 13.1.   AUTHORIZATION AND ACTION.................................68
     Section 13.2.   ADMINISTRATIVE AGENT'S RELIANCE, ETC.....................68
     Section 13.3.   ADMINISTRATIVE AGENT AS A LENDER.........................69
     Section 13.4.   LENDER CREDIT DECISION...................................69
     Section 13.5.   INDEMNIFICATION OF ADMINISTRATIVE AGENT..................69
     Section 13.6.   SUCCESSOR ADMINISTRATIVE AGENT...........................70
     Section 13.7.   AMENDMENT OF ARTICLE 13..................................70

ARTICLE 14. MISCELLANEOUS.....................................................70
     Section 14.1.   NOTICES..................................................70
     Section 14.2.   MERGER...................................................71
     Section 14.3.   GOVERNING LAW; CONSENT TO JURISDICTION...................71
     Section 14.4.   COUNTERPARTS; REPLACEMENT OF INSTRUMENTS.................71
     Section 14.5.   EXPENSES AND INDEMNIFICATION.............................72
     Section 14.6.   CONFIDENTIALITY..........................................73
     Section 14.7.   USURY LIMITATION.........................................74
     Section 14.8.   WAIVER OF JURY TRIAL; VENUE..............................74


                                      (iv)
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LIST OF EXHIBITS AND SCHEDULES
Exhibit A-1           Form of Revolving Credit Note
Exhibit A-2           Form of Term Loan A Note
Exhibit A-2-A         Form of Term Loan A Note
Exhibit A-3           Form of Term Loan B Note
Exhibit A-3-A         Form of Term Loan B Note
Exhibit B             Form of Notice of Revolving Credit Borrowing
Exhibit C             Form of Compliance Certificate
Exhibit D             Form of Pricing Notice
Exhibit E             Form of Opinion of Borrower's Counsel
Exhibit F             Form of Assignment and Acceptance Agreement
Exhibit G             Form of Security Agreement
Exhibit H             Form of Pledge Agreement
Exhibit I             Form of Intellectual Property Security Agreement
Exhibit J             Form of Leasehold Mortgage
Exhibit K             Form of Collateral Pledge and Assignment of License
Exhibit L             Form of Affiliate Guaranty Agreement

Schedule 1            Schedule of Commitment Percentages
Schedule 2            Pricing Schedule
Schedule 2.15         Existing Letters of Credit
Schedule 5.2(b)       Leased Properties
Schedule 5.4          Schedule of Subsidiaries
Schedule 5.8          Tax Matters
Schedule 5.9          Schedule of Financial Statements
Schedule 5.11         Schedule of Issued and Outstanding Stock
Schedule 5.12         Changes in Condition
Schedule 5.13(a)      Schedule of Liens or Assets
Schedule 5.13(b) Schedule of Licenses, Patents, Copyrights, Trademarks and Franchises
Schedule 5.13(c)      Schedule of Restaurant Locations and Franchises
Schedule 5.14         Schedule of Litigation
Schedule 5.15         Schedule of Pension Plans
Schedule 5.16         Schedule of Indebtedness, Liens, Charges and Encumbrances
Schedule 5.17         Environmental Matters
Schedule 5.21         Real Properties
Schedule 8.4          Schedule of Insurance
Schedule 8.10         Schedule of Transferred Assets
Schedule 9.3(f)       Schedule of Subsidiaries Not Wholly-Owned
Schedule 9.5          Schedule of MetLife Notes
Schedule 9.10         Franchise Program


                                       (v)

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                                CREDIT AGREEMENT

      This CREDIT AGREEMENT is entered into as of July 31, 2001 by and among UNO RESTAURANT CORPORATION, a Delaware corporation ("URC"), UNO RESTAURANTS, INC., a Massachusetts corporation ("URI"), UNO ACQUISITION CORP., a Delaware corporation ("Acquisition", and together with URI and URC each a "Borrower" and collectively, the "Borrowers"), SL PROPERTIES, INC., a Massachusetts corporation ("SLP"), a Borrower only for purposes of Section 2.15, UNO RESTAURANTS HOLDING CORPORATION, a Delaware corporation ("URHC"), UNO FOODS INC., a Massachusetts corporation ("UFI"), PIZZERIA UNO CORPORATION, a Delaware corporation ("PUC"), URC HOLDING COMPANY, INC., a Delaware corporation ("UHC" and together with UFI, PUC, URHC, SLP and the Borrowers, hereinafter referred to collectively as the "Loan Parties"), the lenders party hereto, FLEET NATIONAL BANK, as Administrative Agent for the Lenders (the "Agent") and SUNTRUST BANK, as Syndication Agent for the Lenders (the "Syndication Agent").

                                    RECITALS

      Acquisition is a wholly-owned subsidiary of URHC and has been formed to be merged into URC pursuant to the terms of the Merger Agreement (as hereinafter defined) (the "Merger"). The Borrowers have requested the Lenders to establish credit facilities with the Borrowers to repay certain existing indebtedness of URI, to partially finance a portion of the amounts due under the Merger Agreement and fees and expenses related thereto, and to provide funds for the issuance of letters of credit, working capital, and other general corporate purposes. The Lenders have agreed, on the terms and conditions set forth in this Agreement, to provide credit facilities for such purposes.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                  ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS

      Section 1.1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

            "ADMINISTRATIVE AGENT" shall mean Fleet National Bank, in its capacity as administrative agent for the Lenders, and its successors in that capacity.

            "AFFILIATE" shall mean: (a) any present director or executive officer of any of the Loan Parties or any Person owning, to the knowledge of any of the Loan Parties, more than 5% of the outstanding common stock of any of the Loan Parties; and (b) any Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

            "AFFILIATE GUARANTORS" shall mean each of the Subsidiaries of the Loan Parties (other than UHC, UFI, PUC, URHC, SLP and the Borrowers) identified on SCHEDULE 5.4 hereto as Affiliate Guarantors, and any future Subsidiary of the Loan Parties which executes an Affiliate Guaranty Agreement pursuant to Section 9.13 hereof.

            "AFFILIATE GUARANTY AGREEMENT(S)" shall mean the Guaranty Agreements in the form of EXHIBIT L attached hereto, to be executed by each Affiliate Guarantor in favor of the Agent, as the same may be amended and in effect from time to time.

            "AFFILIATE SUBORDINATED INDEBTEDNESS" shall have the meaning set forth in Section 2.16(e) hereof.

            "AGENTS" shall mean the Administrative Agent and the Syndication Agent.

            "AGREEMENT" shall mean this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

            "APPLICABLE BASE RATE" shall mean the sum of (a) the Base Rate PLUS
      (b) the Base Rate Margin, as each is in effect from time to time.

            "APPLICABLE LIBOR RATE" shall mean the sum of (a) the LIBOR Rate PLUS (b) the LIBOR Rate Margin, as each is in effect from time to time.

            "ASSIGNMENT AND ACCEPTANCE AGREEMENT" shall have the meaning set forth in Section 12.2(a) hereof.

            "BASE RATE" shall mean the greater of (a) the Prime Rate and (b) the Federal Funds Effective Rate PLUS 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

            "BASE RATE LOAN" shall mean any Revolving Credit Advance or any portion of any Term Loan bearing interest at a fluctuating rate determined by reference to the Applicable Base Rate.

            "BASE RATE MARGIN" shall mean a rate per annum determined in accordance with the Pricing Schedule.

            "BORROWERS" shall mean initially, prior to the effective time of the Merger, Acquisition and at any time thereafter, URC, URI, and, only for purposes of Section 2.15, SLP, jointly and severally, and "BORROWER" shall mean any of them.

            "BUSINESS DAY" shall mean (a) for all purposes other than as covered by clause (b) below, any day other than a Saturday, Sunday or legal holiday on which commercial banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business, and (b) with respect to all notices and determinations in connection with Interest Periods for and payments of principal and interest on LIBOR

      Rate Loans, any day that is a Business Day described in clause (a) and that is also a day on which dealings in U.S. dollar deposits are carried on in the London interbank market and commercial banks are open for business in London.

            "CAPITAL EXPENDITURES" shall mean amounts paid or Indebtedness incurred by any Person in connection with (a) the purchase or lease by such Person of assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP and (b) restaurant pre-opening costs, provided, however, that Capital Expenditures shall not include lease obligations that are treated as Capitalized Leases for purposes of such Person's consolidated financial statements.

            "CAPITALIZED LEASE" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

            "CAPITALIZED LEASE OBLIGATIONS" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

            "CHANGE OF CONTROL" shall be deemed to have occurred when (a) neither Aaron D. Spencer nor his designee shall serve as chief executive officer of URC, whether by reason of death, disability, resignation, action by the Board of Directors, or otherwise, or (b) less than fifty-one percent (51%) of the outstanding shares of voting capital stock of URHC is owned of record or beneficially by Aaron D. Spencer, the executors of his estate, a family member, a family trust or other estate planning entity controlled by Aaron D. Spencer or his executors or trustees and in which Aaron D. Spencer's family members are beneficiaries. Capital stock held by a family member of Aaron D. Spencer in his or her individual name or, in a family trust or other family-owned estate planning entity shall be deemed to be owned by Aaron D. Spencer. For purposes of this definition, the term "family member" shall mean (i) Aaron D. Spencer's spouse, if living with Aaron D. Spencer, (ii) any one of the following: Aaron D. Spencer's father, mother, issue, brother or sister, and the issue of a brother or sister, and (iii) the spouse of any family member described in (ii) above, if the spouse shall be living with that family member.

            "CLOSING DATE" shall mean the date on which all of the conditions set forth in Section 3.1 have been satisfied to the satisfaction of, or waived by, the Agents.

            "COLLATERAL PLEDGE AND ASSIGNMENT OF LICENSE" shall mean the Collateral Pledge and Assignment of License from each of the Loan Parties and the Affiliate Guarantors which hold alcoholic beverage licenses in jurisdictions where the collateral assignment thereof is permitted by applicable law, to the Administrative Agent to secure Lender Obligations, each in substantially the form of EXHIBIT K.

            "COMMITMENT PERCENTAGE" shall mean as to each Lender its percentage interest in the Term Loans and the Maximum Revolving Credit Amount as set forth on SCHEDULE 1 hereto.

            "COMPANY RESTAURANT" shall mean a restaurant owned or leased and operated by a Loan Party or any Subsidiary of a Loan Party.

            "COMPLIANCE CERTIFICATE" shall mean a certificate in the form of EXHIBIT C hereto and executed by the chief executive officer or chief financial officer of the Loan Parties.

            "CONSOLIDATED" and "CONSOLIDATING," and "CONSOLIDATED" and "CONSOLIDATING" when used with reference to any term herein, shall mean that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of URHC (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with generally accepted accounting principles and with appropriate deductions for minority interests in Subsidiaries, as required by generally accepted accounting principles.

            "CONSOLIDATED CASH FLOW" shall mean for any period, the sum of (a) the Consolidated Pre-Tax Income for such period, MINUS (b) cash income taxes for such period, PLUS the sum of (c) the aggregate amount of consolidated depreciation and amortization charges made in calculating Consolidated Pre-Tax Income for such period, PLUS (d) the Consolidated rent expense of URHC and its Subsidiaries PLUS (e) the Consolidated Interest Expense of URHC and its Subsidiaries for such period, PLUS (f) certain consolidated net non-cash charges approved by the Agents, PLUS (g) certain one-time cash charges incurred in connection with the Merger in an aggregate amount not to exceed $3,800,000 approved by the Agents, MINUS
      (g) Consolidated Maintenance Capital Expenditures MINUS (h) Distributions permitted pursuant to Section 9.8(b), (c) and (d) during such period.

            "CONSOLIDATED EBITDA" shall mean for any period, the sum of (a) the Consolidated Pre-Tax Income of URHC and its Subsidiaries for such period, PLUS (b) the Consolidated Interest Expense of URHC and its Subsidiaries for such period, PLUS (c) consolidated depreciation and amortization expenses of URHC and its Subsidiaries for such period, PLUS (d) certain consolidated net non-cash charges approved by the Agents and (e) certain one-time cash charges incurred in connection with the Merger in an aggregate amount not to exceed $3,800,000 approved by the Agents.

            "CONSOLIDATED FINANCIAL OBLIGATIONS" shall mean for any period, the sum of all scheduled payments (including without limitation, principal, interest and commitment fees) on Indebtedness of URHC and its Subsidiaries, including Capitalized Leases, PLUS (without duplication) consolidated rent expense, which came due during such period.

            "CONSOLIDATED FUNDED INDEBTEDNESS" shall mean as of any date of determination, the sum of (a) Indebtedness of URHC and its Subsidiaries for borrowed money (including, without limitation, Capitalized Lease Obligations), PLUS (b) the Letter of Credit Exposure outstanding on such date, PLUS (without duplication) (c) all Indebtedness guaranteed by URHC or any of its Subsidiaries.

            "CONSOLIDATED INTEREST EXPENSE" shall mean consolidated interest expense (including commitment and letter of credit fees) on Consolidated Funded Indebtedness, as determined in accordance with GAAP consistently applied, but in any event including all interest accrued, paid or capitalized.

            "CONSOLIDATED LEVERAGE RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four (4) fiscal quarters ending on such date.

            "CONSOLIDATED LIABILITIES" shall mean as at any date of determination, the total of all liabilities of URHC and its Subsidiaries outstanding on such date, determined in accordance with GAAP on a consolidated basis.

            "CONSOLIDATED MAINTENANCE CAPITAL EXPENDITURES" shall mean all Capital Expenditures other than those Capital Expenditures (including restaurant pre-opening costs) for existing concept growth in amounts reasonably acceptable to the Administrative Agent.

            "CONSOLIDATED NET INCOME" shall mean net income (or deficit) of URHC and its Subsidiaries for such period (determined on a consolidated basis), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of such Subsidiaries; PROVIDED that there shall be excluded (but only to the extent otherwise included in net income for such period):

                  (a) the income (or deficit) of any entity accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or a Subsidiary of such Person;

                  (b) the income (or deficit) of any entity (other than a
            Subsidiary of such Person) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent that any such income has been actually received by such Person or such Subsidiary in the form of dividends or similar distributions;

                  (c) the undistributed earnings of any Subsidiary of such
            Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

                  (d) any restoration to income of any contingency reserve,
            except to the extent that provision for such reserve was made out of income accrued during such period;

                  (e) any aggregate net gain (but not any aggregate net loss)
            reflected during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities);

                  (f) any write-up of any asset;

                  (g) any net gain from the collection of the proceeds of life insurance policies;

                  (h) any gain arising from the acquisition of any securities of
            URHC or any of its Subsidiaries;

                  (i) any net income or gain (but not any net loss) reflected during such period from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustment;

                  (j) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition over the cost of the investment in such Subsidiary; and

                  (k) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

            "CONSOLIDATED OPERATING LEASE EXPENSE" shall mean consolidated lease expense incurred by URHC and its Subsidiaries under any operating leases, as determined in accordance with GAAP.

            "CONSOLIDATED PRE-TAX INCOME" shall mean for any period Consolidated Net Income PLUS cash income taxes paid or payable for such period and any reserves for taxes, to the extent deducted in the calculation of Consolidated Net Income.

            "CONSOLIDATED NET WORTH" shall mean the sum of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of URHC and its Subsidiaries appearing on a consolidated balance sheet of URHC and its Subsidiaries prepared in accordance with GAAP as of the date of determination, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries and after deducting therefrom (without duplication of deductions):

                  (a) any write-up in the book value of any asset on the books of URHC or any Subsidiary of URHC resulting from a revaluation thereof subsequent to June 30, 2000;

                  (b) the amounts, if any, at which any shares of stock of URHC or any Subsidiary of URHC appear on the asset side of such balance sheet; and

                  (c) the amounts at which any Investments (other than
            Investments which are permitted by Section 9.3) appear on the asset side of such balance sheet.

            "CREDIT PARTICIPANTS" shall have the meaning set forth in Section
      12.3 hereof.

            "DEFAULT" shall mean an Event of Default or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

            "DISTRIBUTION" shall mean as to any Person: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of such Person, other than dividends payable solely in shares of common stock of such Person, (b) the purchase, redemption, or other acquisition or retirement of any shares of any class of capital stock of such Person directly or indirectly, (c) any other distribution on or in respect of any shares of any class of capital stock of such Person,
      (d) any setting apart or allocating any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of capital stock of such Person and (e) any payment of, principal of, interest on, or fees or any other amounts with respect to Subordinated Indebtedness.

            "ENVIRONMENTAL LAW" means any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, rule, bylaw, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, treatment, processing, manufacturing, disposal, use or generation of Hazardous Substances and worker health or safety, whether now existing or hereafter enacted.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "EXCESS CASH FLOW AMOUNT" shall mean, for the applicable Excess Cash Payment Period, Consolidated Pre-Tax Income plus depreciation and amortization expense MINUS the sum of (a) Capital Expenditures in excess of the amount financed by Loans and other Indebtedness permitted under
      Section 9.1, (b) cash income taxes and (c) scheduled principal payments on Indebtedness for borrowed money and any required principal payments on the Loans pursuant to Section 4.1 and voluntary prepayments of the Term Loans pursuant to Section 4.2.

            "EXCESS CASH PAYMENT DATE" shall mean the date occurring 120 days after the last day of each fiscal year of URHC, commencing with its fiscal year ending September 29, 2002.

            "EXCESS CASH PAYMENT PERIOD" shall mean, with respect to the prepayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of

      URHC and its subsidiaries. The first Excess Cash Payment Period hereunder shall be the period from and including the date hereof to and including September 29, 2002.

            "EXISTING LETTERS OF CREDIT" means the Letters of Credit described as such on SCHEDULE 2.15 hereto.

            "EXCLUDED AMORTIZATION EXPENSE" shall mean all amortization expense of URHC and its Subsidiaries attributable to pre-opening costs of Company Restaurants.

            "EVENT OF DEFAULT" shall have the meaning set forth in Section 10.1 hereof.

            "FEDERAL FUNDS EFFECTIVE RATE" shall mean for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three
      (3) federal funds brokers of recognized standing selected by the Administrative Agent.

            "FEE LETTERS" shall have the meaning set forth in Section 2.8 hereof.

            "FFCA FINANCING TRANSACTION" shall mean the sale and leaseback transaction entered into by Saxet Corporation, Franklin Mills Pizzeria, Inc., URI and U.S. Realty Advisors, LLC and/or its affiliate, pursuant to the FFCA Sale-Lease Documents.

            "FFCA MASTER LEASE" shall mean the Master Lease dated May 11, 2001 by and between Zuno Property, LLC and SLP.

            "FFCA SALE-LEASEBACK DOCUMENTS" shall mean the FFCA Master Lease and related sub-leases and the Sale-Leaseback Agreement, the Memorandum, the Acknowledgement (each as defined in the FFCA Master Lease) and all other documents executed in connection therewith or contemplated thereby.

            "FRANCHISEE" shall mean each Person who operates a pizza restaurant pursuant to a franchise agreement with PUC or any of its Affiliates.

            "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall mean generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

            "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government.

            "GUARANTORS" shall mean, collectively, URHC, UFI, PUC, SLP and UHC, and their respective successors and assigns, and "GUARANTOR" shall mean any of them.

            "GUARANTY" or "GUARANTEE" or "GUARANTEES" shall include any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

            "GUARANTEED OBLIGATIONS" shall have the meaning set forth in Section
      2.16 hereof.

            "HAZARDOUS SUBSTANCES" shall have the meaning set forth in Section 5.17(b) hereof.

            "INDEBTEDNESS" shall mean, as to any Person, all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, letters of credit open for account, obligations under acceptance facilities, Capitalized Lease Obligations and all obligations on account of Guarantees, endorsements and any other contingent obligations in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

            "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean the Intellectual Property Security Agreement of even date herewith from PUC to the Administrative Agent to secure Lender Obligations, in substantially the form of EXHIBIT I.

            "INTEREST PERIOD" shall mean with respect to each LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan and ending one
      (1), two (2), three (3) or six (6) months thereafter, as the Borrowers may request as provided in Section 2.5 hereof, PROVIDED that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

                  (c) (i) any Interest Period applicable to a Revolving Credit Advance that would otherwise end after the Revolving Credit Termination Date shall end on the

      Revolving Credit Termination Date, (ii) any Interest Period applicable to Term Loan A that would otherwise end after the Term Loan A Maturity Date shall end on the Term Loan A Maturity Date, and (iii) any Interest Period applicable to Term Loan B that would otherwise end after the Term Loan B Maturity Date shall end on the Term Loan B Maturity Date; and

                  (d) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to any LIBOR Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

            "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

            "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986 as amended from time to time.

            "INVESTMENT" shall mean (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, and (c) any purchase of (i) stock or other securities of another Person or (ii) any business or undertaking of another Person (whether by purchase of assets or securities), or any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100, or (d) any other investment, in all cases whether existing on the date of this Agreement or thereafter made.

            "ISSUING BANK" shall mean Fleet National Bank.

            "LEASEHOLD MORTGAGES" shall mean either (i) the Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing or (ii) the Leasehold Mortgage and Security Agreement, from each Loan Party and Affiliate Guarantor that leases real property, to the Agent to secure Lender Obligations, each in substantially the form of EXHIBIT J.

            "LENDER AGREEMENTS" shall mean this Agreement, the Revolving Credit Notes, the Term Notes, the Affiliate Guaranty Agreements, the Security Documents, all Interest Rate Protection Agreements and any other present or future agreement from time to time entered into between one or more Loan Parties or any Subsidiary and the Administrative Agent or the Lenders, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Borrower to the Administrative Agent or the Lenders in connection therewith.

            "LENDER OBLIGATIONS" shall mean all present and future obligations and Indebtedness of the Loan Parties or any Subsidiary, including all Affiliate Guarantors owing to the Administrative Agent or the Lenders (a) under this Agreement or any other Lender Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Revolving Credit Notes and the Term Notes, and obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Lender Agreement and (b) under any Interest Rate Protection Agreements.

            "LENDERS" shall mean (a) initially, each Lender listed on the signature pages hereof, (b) any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section 12.2 hereof, and
      (c) their respective successors.

            "LETTER OF CREDIT" shall mean a letter of credit issued by the Issuing Bank for the account of one or more Loan Parties in accordance with Section 2.15 hereof, including each Existing Letter of Credit.

            "LETTER OF CREDIT EXPOSURE" shall mean, at any time, the sum of (a) the maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit and (b) all unpaid Reimbursement Obligations. "LETTER OF CREDIT FEE" shall have the meaning set forth in Section 2.15(d) hereof.

            "LETTER OF CREDIT PARTICIPATION" shall have the meaning set forth in
      Section 2.15(i) hereof.

            "LIBOR PRICING OPTION" shall mean the option granted to the Borrower pursuant to Section 2.5 hereof to have interest on all or a portion of the Loans computed on the basis of the Applicable LIBOR Rate for an applicable Interest Period.

            "LIBOR RATE" shall mean, as applicable to any LIBOR Rate Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Rate Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) Business Days preceding the first day of such LIBOR Rate Loan; PROVIDED, HOWEVER, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such LIBOR Rate Loan as selected by the Administrative Agent. The principal London office of each of the four (4) major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Rate Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) Business Days preceding the first day of such LIBOR Rate Loan. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate for a requested LIBOR Rate Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Lender, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 MINUS the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D of the Board of Governors of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

            "LIBOR RATE LOAN" shall mean any Loan hereunder upon which interest will accrue on the basis of a formula including as a component thereof the LIBOR Rate. The expiration date of any LIBOR Rate Loan shall be the last day of the Interest Period applicable to such LIBOR Rate Loan.

            "LIBOR RATE MARGIN" shall mean a rate per annum determined in accordance with the Pricing Schedule.

            "LOAN" shall mean all or a portion of any Term Loan and any Revolving Credit Advance outstanding hereunder or made to the Borrowers by the Lenders pursuant to Article 2 of this Agreement, and "Loans" means all of such loans, collectively.

            "LOAN PARTIES" shall mean the Borrowers and the Guarantors.

            "MAJORITY LENDERS" shall mean, at any time, the Lenders having made not less than 66? % of the sum of (a) the outstanding principal amount of the Loans hereunder, and (b) the Unused Revolving Credit Commitments.

            "MATERIAL ADVERSE CHANGE" means a change that has resulted or would result in a Material Adverse Effect.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets, properties, prospects or condition, financial or otherwise, of (a) any Borrower or PUC, or (b) URHC and its Subsidiaries taken as a whole.

            "MAXIMUM REVOLVING CREDIT AMOUNT" shall mean as of any date of determination, the lesser of (a) $20,000,000 or (b) the amount to which the Maximum Revolving Credit Amount may have been reduced pursuant to
      Section 2.11 or Section 4.1(c) hereof; PROVIDED that if the obligation of the Lenders to make further Revolving Credit Advances is terminated pursuant to Article 10, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0.

            "MERGER" shall mean the acquisition of URC by URHC by means of a merger of Acquisition with and into URC.

            "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of April 19, 2001 among URC, URHC and Acquisition pursuant to which URHC will acquire URC.

            "METLIFE NOTES" shall mean the $1,875,000 8.75% Note dated December 23, 1996 of 8250 International Drive Corporation, the $825,000 8.75% Note dated December 23, 1996 of Saxet Corporation, the $900,000 8.75% Note dated December 23, 1996 of Saxet Corporation, the $675,000 8.75% Note dated January 30, 1997 of Saxet Corporation, and the $825,000 8.75% Note dated February 27, 1997 of Saxet Corporation, each payable to the order of MetLife Capital Financial Corporation and each with a related Guaranty executed by URC.

            "NET CASH PROCEEDS" shall mean cash proceeds net of all reasonable and customary brokerage commissions, legal fees, accounting fees, investment banking fees, trustee's fees, finder's fees and other similar fees and commissions.

            "1997 CREDIT AGREEMENT" shall mean the Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 4, 1997, as amended, by and among URI and Saxet Corporation, as borrowers, UFI, PUC, UHC and URC, as loan parties and Fleet and Suntrust as co-agents.

            "NOTES" shall mean the Revolving Credit Notes and the Term Notes.

            "NOTICE OF REVOLVING CREDIT BORROWING" shall have the meaning set forth in Section 2.3(a).

            "OPERATING CASH FLOW" shall mean with reference to any period and with respect to each Company Restaurant, (a) operating revenues for such Company Restaurant for such period, MINUS (b) operating expenses for such Company Restaurant for such period, PLUS (c) the sum of depreciation and amortization expense and deferred rental expense attributable to assets located at such Company Restaurant for such period, all as determined in accordance with GAAP consistently applied, PLUS (d) free rent and rent increases over the terms of leases calculated using the straight line method.

            "PENSION PLAN" shall mean an employee benefit plan or other plan maintained for the employees of URHC or any Subsidiary as described in
      Section 4021(a) of ERISA.

            "PERMITTED LIENS" shall mean the liens, security interests and other encumbrances permitted by Section 9.2.

            "PERSON" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

            "PLEDGE AGREEMENT" shall mean the Pledge Agreements of even date herewith from URHC, each of the Loan Parties and each of the Affiliate Guarantors to the Administrative Agent to secure Lender Obligations, each substantially in the form of EXHIBIT H.

            "PRICING NOTICE" shall have the meaning set forth in Section 2.5 hereof.

            "PRICING SCHEDULE" shall mean the Pricing Schedule attached hereto as SCHEDULE 2.

            "PRIME RATE" shall mean the variable per annum rate of interest so designated from time to time by the Administrative Agent as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

            "REIMBURSEMENT OBLIGATION" shall have the meaning set forth in
      Section 2.15(c) hereof.

            "RENTAL OBLIGATIONS" shall mean with reference to any period, the aggregate amount of all minimum or guaranteed net rentals for which URHC and its Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all leases in effect at any time during such period, including all amounts for which any Person was so liable during such period accrued prior to the date such Person becomes a Subsidiary or was merged or consolidated with URHC or any of its Subsidiaries.

            "REPORTABLE EVENT" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA.

            "REVOLVING COMMITMENT FEE" shall have the meaning set forth in
      Section 2.8(a) hereof.

            "REVOLVING CREDIT ADVANCE" shall mean any loan or advance from any Lender to the Borrowers pursuant to Section 2.2 of this Agreement.

            "REVOLVING CREDIT NOTES" shall mean the Revolving Credit Notes substantially in the form of EXHIBIT A-1 hereto executed by the Borrowers in favor of each Lender to evidence the Revolving Credit Advances to be made by the Lenders from time to time hereunder.

            "REVOLVING CREDIT TERMINATION DATE" shall mean July 31, 2006.

            "SECURITY AGREEMENT" shall mean the Security Agreements of even date herewith from each of the Loan Parties and the Affiliate Guarantors to the Administrative Agent to secure Lender Obligations, each in substantially the form of EXHIBIT G.

            "SECURITY DOCUMENTS" shall mean the Security Agreements, the Intellectual Property Security Agreement, the Pledge Agreements, the Leasehold Mortgages, the Collateral Pledge and Assignment of License, uniform commercial code financing statements and all other instruments that shall from time to time be identified by the Administrative Agent as Security Documents.

            "SPENCER I FINANCING TRANSACTION" shall mean the sale and leaseback transaction entered into by Spencer Family, LLC and SLA Mail Inc. pursuant to the Spencer I Sale-Leaseback Documents.

            "SPENCER I MASTER LEASE" shall mean the Master Lease dated July 31, 2001 by and between Spencer Family, LLC and SLA Mail, Inc.

            "SPENCER I SALE-LEASEBACK DOCUMENTS" shall mean the Spencer I Master Lease and related subleases and the Sale-Leaseback Agreement, the Memorandum, the Acknowledgements (each as defined in the Spencer I Master Lease), the Subordination, Attornment and Lessee-Lessor Estoppel Agreement, and all other documents executed in connection therewith or contemplated thereby.

            "SPENCER II FINANCING TRANSACTION" shall mean the sale and leaseback transaction entered into by Spencer Family, LLC, Saxet Corporation and UFI pursuant to the Spencer II Sale-Leaseback Documents.

            "SPENCER II MASTER LEASE" shall mean the Master II Lease dated July 31, 2001 by and between Spencer Family, LLC and SLA Mail II, Inc..

            "SPENCER II SALE-LEASEBACK DOCUMENTS" shall mean the Spencer II Master Lease and related subleases and the Sale-Leaseback Agreement, the Memorandum, the Acknowledgements (each as defined in the Spencer II Master Lease) and all other documents executed in connection therewith or contemplated thereby.

            "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of the Loan Parties which is subordinated to the Indebtedness of the Loan Parties hereunder and under the Revolving Credit Notes and the Term Notes and to all other Lender Obligations, on terms and conditions approved in writing by the Administrative Agent.

            "SUBSIDIARY" shall mean any Person of which URHC or other specified parent shall now or hereafter at the time own, directly or indirectly through one or more subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

            "SUCCESSOR LENDER" shall have the meaning set forth in Section 12.2(a) hereof.

            "SYNDICATION AGENT" shall mean SunTrust Bank, in its capacity as syndication agent for the Lenders, and its successors in that capacity.

            "TERM LOAN A" shall mean the term loan made to Acquisition pursuant to Section 2.1(a).

            "TERM LOAN A MATURITY DATE" shall mean July 31, 2006.

            "TERM LOAN A NOTES" shall mean the Term Loan A Notes substantially in the form of EXHIBIT A-2 hereto executed by Acquisition in favor of each Lender to evidence Term Loan A.

            "TERM LOAN B" shall mean the term loan made to Acquisition pursuant to Section 2.1(b).

            "TERM LOAN B MATURITY DATE" shall mean July 31, 2007.

            "TERM LOAN B NOTES" shall mean the Term Loan B Notes substantially in the form of EXHIBIT A-3 hereto executed by Acquisition in favor of each Lender to evidence Term Loan B.

            "TERM LOAN MATURITY DATE" shall mean the Term Loan A Maturity Date or the Term Loan B Maturity Date B, as applicable.

            "TERM LOANS" means Term Loan A and Term Loan B.

            "TERM NOTES" shall mean the Term Loan A Notes and the Term Loan B Notes.

            "TITLE POLICY" shall mean a Leasehold Mortgagee Policy of Title Insurance which (a) is in the form of American Land Title Association Standard Loan Policy - 1970 (without modification, revision or amendment) (or such other form as approved by the Administrative Agent) with endorsements requested by the Administrative Agent and in amounts satisfactory to the Administrative Agent (b) insures that the grantor of the lien insured by such policy owns the property pursuant to a leasehold estate and that the Leasehold Mortgage covering such property is a valid first lien on such leasehold property in favor of the Administrative Agent for the benefit of the Lenders (subject only to Permitted Liens), and (c) does not contain any exceptions for rights of parties in possession, or unpaid delinquent installment of taxes, special assessments or subsequent assessments due to changes in ownership or usage, or any other exceptions to coverage other than Permitted Liens.

            "2000 FINANCIAL STATEMENTS" shall mean the Consolidated Balance Sheet of URC and its Subsidiaries as of October 1, 2000 and the related Consolidated Statements of Income, Shareholders' Equity and Cash Flow for the year then ended and notes to such financial statements.

            "UNIFORM CUSTOMS AND PRACTICE" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

            "UCC" shall mean the Uniform Commercial Code, in effect in the appropriate jurisdiction, as amended from time to time.

            "UNUSED REVOLVING CREDIT COMMITMENTS" shall mean the Maximum Revolving Credit Amount in effect at such time LESS the principal balance of the Revolving Credit Advances less the Letter of Credit Exposure.

      Section 1.2. ACCOUNTING TERMS. All accounting terms used and not defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.

                             ARTICLE 2. THE CREDITS

      Section 2.1. THE TERM LOANS.

            (a) Subject to the terms and conditions of this Agreement, including satisfaction of the conditions set forth in Section 3.1, on the Closing Date each Lender shall severally make a term loan to Acquisition, in the amount of such Lender's respective Commitment Percentage of $40,000,000 (collectively the "Term Loan A"). On the Closing Date, (i) and immediately prior to the effective time of the Merger, Acquisition shall execute and deliver to each Lender a Term Note A to evidence the portion of the Term Loan A made by such Lender and (ii) upon the effective time of the Merger, the Borrowers, jointly and severally, shall execute and deliver to each Lender a Term Note A to evidence the portion of the Term Loan A made by such Lender to the Borrowers which Term Notes shall replace and be in substitution of the Term Notes executed by Acquisition.

            (b) Subject to the terms and conditions of this Agreement, including satisfaction of the conditions set forth in Section 3.1, on the Closing Date each Lender shall severally make a term loan to Acquisition, in the amount of such Lender's respective Commitment Percentage of $15,000,000 (collectively the "Term Loan B"). On the Closing Date, (i) and immediately prior to the effective time of the Merger, Acquisition shall execute and deliver to each Lender Term Note B to evidence the portion of the Term Loan B made by such Lender and (ii) upon the effective time of the Merger, the Borrowers, jointly and severally, shall execute and deliver to each Lender a Term Note B to evidence the portion of the Term Loan B made by such Lender to the Borrowers which Term Notes shall replace and be in substitution of the Term Notes executed by Acquisition.

            (c) The Term Loans shall be repaid in quarterly installments in the following amounts, due and payable on the last day of each January, April, July and October, commencing January 31, 2002, as follows:

                                     TERM LOAN A                TERM LOAN B
        PAYMENT DATE              INSTALLMENT AMOUNT        INSTALLMENT AMOUNT
        ------------              ------------------        ------------------

      January 31, 2002                $1,333,333                  $25,000

       April 30, 2002                 $1,333,333                  $25,000

       July 31, 2002                  $1,333,334                  $25,000

      October 31, 2002                $1,875,000                  $41,250

      January 31, 2003                $1,875,000                  $41,250

       April 30, 2003                 $1,875,000                  $41,250

       July 31, 2003                  $1,875,000                  $41,250

      October 31, 2003                $2,125,000                  $41,250

      January 31, 2004                $2,125,000                  $41,250

       April 30, 2004                 $2,125,000                  $41,250

       July 31, 2004                  $2,125,000                  $41,250

      October 31, 2004                $2,375,000                  $41,250

      January 31, 2005                $2,375,000                  $41,250

       April 30, 2005                 $2,375,000                  $41,250

       July 31, 2005                  $2,375,000                  $41,250

      October 31, 2005                $2,625,000                  $41,250

      January 31, 2006                $2,625,000                  $41,250

       April 30, 2006                 $2,625,000                  $41,250

       July 31, 2006                  $2,625,000                  $41,250

      October 31, 2006                                            $41,250

      January 31, 2007                                            $41,250

       April 30, 2007                                             $41,250

       July 31, 2007                                            $14,141,250

                                     $40,000,000                $15,000,000

The final principal installment for each Term Loan shall be due on the applicable Term Loan Maturity Date, together with all outstanding principal, accrued interest and other fees and charges hereunder related to such Term Loan.

      Section 2.2. THE REVOLVING CREDIT.

            (a) Subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time after the effective time of the Merger and prior to the Revolving Credit Termination Date, each Lender, severally and not jointly, shall make such Revolving Credit Advances to the Borrowers, jointly and severally, as URI, as agent for the Borrowers, may from time to time request, by notice to the Administrative Agent in accordance with Section 2.3, in an aggregate amount (i) as to each Lender, not to exceed at any time such Lender's Commitment Percentage of the Maximum Revolving Credit Amount, LESS such Lender's Commitment Percentage of the Letter of Credit Exposure, and (ii) as to all Lenders, not to exceed the Maximum Revolving Credit Amount LESS the Letter of Credit Exposure. The outstanding principal amount of the Revolving Credit Advances, together with all accrued interest and other fees and charges related thereto, shall be repaid in full on the Revolving Credit Termination Date. On the Closing Date the Borrowers, jointly and severally, shall execute and deliver to each Lender a Revolving Credit Note to evidence the Revolving Credit Advances from time to time made by such Lender to the Borrowers hereunder.

            (b) Subject to the foregoing limitations and the provisions of
Section 4.2, the Borrowers shall have the right to make prepayments reducing the outstanding balance of Revolving Credit Advances and to request further Revolving Credit Advances, all in accordance with Section 2.3, without other restrictions hereunder; PROVIDED that the Lenders shall have the absolute right to refuse to make any Revolving Credit Advances for so long as there exists any Default or any other condition which would constitute a Default upon the making of such a Revolving Credit Advance.

      Section 2.3. MAKING OF REVOLVING CREDIT ADVANCES.

            (a) Each Revolving Credit Advance shall be made on notice given by URI, as agent for the Borrowers, to the Administrative Agent not later than 12:00 noon (Boston time) on the date of the proposed Borrowing (a "Notice of Revolving Credit Borrowing"); PROVIDED, HOWEVER, that if the Borrowers elect a LIBOR Rate Pricing Option with respect to any Revolving Credit Advance in accordance with Section 2.5 hereof, such Notice of Revolving Credit Borrowing shall be given by URI contemporaneously with a Pricing Notice in the manner and within the time specified in Section 2.5. The Administrative Agent shall give the Lenders notice of each Notice of Revolving Credit Borrowing in accordance with the Administrative Agent's customary practice. Each such Notice of Revolving Credit Borrowing shall be by telephone or telecopy, in each case confirmed immediately in writing by URI in substantially the form of EXHIBIT B hereto, specifying therein (i) the requested date of such Revolving Credit Advance, and (ii) the amount of such Revolving Credit Advance (which must be a minimum of $100,000). The Borrowers, jointly and severally, agree to indemnify and hold the Lenders harmless for any action, including the making of any Revolving Credit Advances hereunder, or loss or expense, taken or incurred by the Administrative Agent and the Lenders in good faith reliance upon such telephone request. At the time of the initial request for a Revolving Credit Advance made under this Section 2.3, the Borrowers, jointly and severally, shall have provided the Administrative Agent with a Compliance Certificate. The Borrowers, hereby agree, jointly and severally, (i) that the Lenders shall be entitled to rely upon the Compliance Certificate most recently delivered to the Administrative Agent until it is superseded by a more recent Compliance Certificate, and (ii) that each request for a Revolving Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Administrative Agent's possession.

            (b) Subject to the terms and conditions of this Agreement, each Lender shall make available on or before 2:00 p.m. on the date of each proposed Revolving Credit Advance, to the Administrative Agent at the Administrative Agent's address and in immediately available funds, such Lender's Commitment Percentage of such Revolving Credit Advance. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will credit such funds to URI's account on the date of the proposed Revolving Credit Advance.

            (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Advance that such Lender will not make available to the Administrative Agent such Lender's Commitment Percentage of such Revolving Credit Advance, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Credit Advance in accordance with and as provided in this Section 2.3 and the Administrative Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the Borrowers. If and to the extent such Lender shall not have so made its Commitment Percentage of such Revolving Credit Advance available to the Administrative Agent and the Administrative Agent shall have made available such corresponding amount to the Borrowers, such Lender agrees to pay to the Administrative Agent forthwith on demand, and the Borrowers, jointly and severally, agree to repay to the Administrative Agent within two (2) Business Days after demand (but only after demand for payment has first been made to such Lender and such Lender has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Administrative Agent shall make such amount available to the Borrowers until the date such amount is paid or repaid to the Administrative Agent, at an interest rate equal to the interest rate applicable at the time to such Revolving Credit Advances. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Advance for purposes of this Agreement. If the Borrowers make a repayment required by the foregoing provisions of this Section 2.3(c) and thereafter the applicable Lender or Lenders make the payments to the Administrative Agent required by this
Section 2.3(c), the Administrative Agent shall promptly refund the amount of the Borrowers' payment.

            (d) The failure of any Lender to make the Revolving Credit Advance to be made by it on any date shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender.

      Section 2.4. INTEREST ON LOANS. Subject to the terms of Section 2.5 relating to LIBOR Pricing Options, the Borrowers, jointly and severally, shall pay interest on the unpaid principal balance of the Loans from time to time outstanding at a rate per annum equal to the Applicable Base Rate. Interest on the Loans shall be payable quarterly in arrears on the last day of each October, January, April and July, commencing October 31, 2001 and continuing until the Loans shall have been paid in full.

      Section 2.5. ELECTION OF LIBOR PRICING OPTIONS.

            (a) Subject to all the terms and conditions hereof and so long as there exists no Default, the Borrowers may, by delivering a Pricing Notice to the Administrative Agent received at or before 10:00 a.m. Boston time on the date two (2) Business Days prior to the commencement of the Interest Period selected in such Pricing Notice, elect to have all or a portion of the outstanding Loans, as URI, as agent for the Borrowers, may specify in such Pricing Notice, accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable LIBOR Rate for such Interest Period; PROVIDED, HOWEVER, that any such election made with respect to the Loans shall be in an amount not less than $500,000 and in increments of $100,000; and PROVIDED FURTHER that no such election will be made if it would result in there being more than four (4) LIBOR Pricing Options in the aggregate outstanding at any one time. Interest on Loans bearing interest at the Applicable LIBOR Rate shall be paid for the applicable Interest Period on the last day thereof and when such Loan is due (whether at maturity, by reason of acceleration or otherwise) and if such Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof.

            (b) Each Pricing Notice shall be substantially in the form of EXHIBIT D attached hereto and shall specify: (i) the selection of a LIBOR Pricing Option; (ii) the effective date and amount of Revolving Credit Advances or Term Loans or portion thereof subject to such LIBOR Pricing Option, subject to the limitations set forth herein; and (iii) the duration of the applicable Interest Period. Each Pricing Notice shall be irrevocable.

            (c) The Administrative Agent will promptly inform each Lender of a Pricing Notice and the Interest Period specified by the Borrower therein. Upon determination by the Administrative Agent of the Applicable LIBOR Rate for any Interest Period selected by the Borrowers, the Administrative Agent will promptly inform URI, as agent for the Borrowers and each Lender of such Applicable LIBOR Rate so determined or, if applicable, the reason why the Borrower's election will not become effective.

      Section 2.6. ADDITIONAL PAYMENTS.

            (a) During the continuance of any Event of Default (whether or not any of the Lender Obligations have been accelerated), or after maturity or after any judgment has been rendered on the Notes, the Borrowers shall, jointly and severally, on demand, pay to the Administrative Agent for the account of the Lenders interest on the unpaid principal balance of the Revolving Credit Advances and the Term Loans and, to the extent permitted by law, on any overdue installments of interest, at a rate per annum equal to the lesser of (i) the stated interest rates for Base Rate Loans PLUS 3% per annum, and (ii) the maximum rate of interest permitted to be charged under applicable law.

            (b) In addition to any amounts payable under Section 2.6(a) above, if the entire amount of any required payment of principal or interest due hereunder is not paid in full within ten (10) days after the same is due, the Borrowers shall, jointly and severally, pay to the Administrative Agent for the account of the Lenders, on demand, a late fee equal to 5% of the amount of such payment; PROVIDED, HOWEVER, that the provisions of this Section 2.6(b) shall not limit the Administrative Agent's and the Lenders' rights to exercise any of their rights or remedies, including those provided in Section 10.2, if an Event of Default has occurred.

      Section 2.7. COMPUTATION OF INTEREST, ETC. All computations of interest hereunder and under the Term Loans and the Revolving Credit Advances shall be made on the basis of a 360-day year and the actual number of days elapsed. Any increase or decrease in the interest rate on the Term Loans and the Revolving Credit Advances resulting from a change in the Base Rate shall be effective immediately from the date of such change. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. The outstanding balance of the Revolving Credit Notes and the Term Notes as reflected on the Administrative Agent's records from time to time shall be considered correct and binding on the Borrower and the Lenders (absent manifest error) unless within thirty (30) days after receipt of any notice by the Administrative Agent or any Lender of such outstanding amount, URI, as agent for the Borrowers or a Lender notifies the Administrative Agent to the contrary.

      Section 2.8. FEES.

            (a) The Borrowers, jointly and severally, shall pay to the Administrative Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commitment fee (the "Revolving Commitment Fee") computed at a rate of 0.50% per annum on the average daily unused amount of the Maximum Revolving Credit Amount (i.e. the Maximum Revolving Credit Amount LESS the principal balance of the Revolving Credit Advances and the Letter of Credit Exposure) from time to time in effect from the date hereof to and including the Revolving Credit Termination Date. The Revolving Commitment Fee shall be payable quarterly in arrears on the last day of each October, January, April and July, commencing October 31, 2001, for the quarter then ended.

            (b) The Borrowers, jointly and severally, shall pay to the Administrative Agent and Syndication Agent, for their own account, such closing, syndication and agency fees as are provided in letter agreements dated as of May 11, 2001 between the Borrowers and the Administrative Agent and Syndication Agent (as such letter agreement may from time to time be amended or supplemented, the "Fee Letters").

      Section 2.9. SET-OFF. To the extent not prohibited by applicable law, each Loan Party hereby grants the Administrative Agent and each Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent and the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent and each Lender or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by each Loan Party), the Administrative Agent and each Lender may setoff the same or any part thereof and apply the same to any liability or obligation of the Loan Parties even though unmatured and regardless of the adequacy of any other collateral securing the Lender Obligations. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LENDER OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE LOAN PARTIES, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      Section 2.10. SHARING OF PAYMENTS. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share (according to the then outstanding principal amount of the Loans) of payments on account of the Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by such other Lenders as shall cause such purchasing Lender to share such payment ratably according to the then outstanding principal amount of the Loans with each of such other Lenders; PROVIDED, that if all or any portion of such payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Applicable Base Rate. The Loan Parties agree that any Lender so purchasing a participation in the Loans from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Loan Parties in the amount of such participation.

      Section 2.11. REDUCTION OF COMMITMENT BY THE BORROWERS. The Borrowers at their option may, at any time and from time to time, irrevocably reduce in part (in integral multiples of $500,000) the unused portion of the Maximum Revolving Credit Amount on not less than five (5) Business Days' prior written notice to the Administrative Agent. No such reduction, may be reinstated by the Borrower.

      Section 2.12. INCREASED COSTS, ETC.

            (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law", as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject such Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to such Lender of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to such Lender of the principal of or the interest on the Revolving Credit Advances or the Term Loans or any other amounts payable to such Lender hereunder, or
(iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of such Lender in respect of the transactions contemplated herein, or
(iv) impose on such Lender any other condition or requirement with respect to this Agreement or any Revolving Credit Advance or any Term Loan, and the result of any of the foregoing is (A) to increase the cost to such Lender of making, funding or maintaining all or any part of the Revolving Credit Advances or the Term Loans or its commitment hereunder, or (B) to reduce the amount of principal, interest or other amount payable to such Lender hereunder, or (C) to require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrowers, jointly and severally, hereunder, then, and in each such case not otherwise provided for hereunder, the Borrowers, jointly and severally, will upon demand made by such Lender promptly following such Lender's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum; PROVIDED that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of any Lender. In determining the additional amounts payable hereunder, the Lenders may use any reasonable method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among their respective customers.

            (b) Anything herein to the contrary notwithstanding, if, after the date hereof, any Lender shall have determined that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing, either imposes a requirement upon such Lender to allocate additional capital resources or increases such Lender's requirement to allocate capital resources or such Lender's commitment to make, or to such Lender's maintenance of, the Revolving Credit Advances or the Term Loans hereunder, which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by such Lender to be material, such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrowers. In such event commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in such Lender's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrowers, compensate such Lender for such reduction, such Lender's determination of such amount to be conclusive and binding upon the Borrowers, absent manifest error. In determining such amount, such Lender may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

      Section 2.13. CHANGED CIRCUMSTANCES. In the event that:

            (a) on any date on which the Applicable LIBOR Rate would otherwise be set the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate, as applicable; or

            (b) at any time the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that

                        (i) the implementation of LIBOR Pricing Option has been
            made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market, or (B) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law); or

                        (ii) the LIBOR Rate shall no longer represent the
            effective cost to the Lenders for U.S. dollar deposits in the London interbank market, as applicable for deposits in which they regularly participate;

then, and in such event, the Administrative Agent shall forthwith so notify the Borrower thereof. Until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Administrative Agent to allow election by the Borrowers of a LIBOR Pricing Option shall be suspended. If at the time the Administrative Agent so notifies the Borrowers, the Borrowers have previously given the Administrative Agent a Pricing Notice with respect to a LIBOR Pricing Option, but the LIBOR Pricing Option requested therein has not yet gone into effect, such Pricing Notice shall automatically be deemed to be withdrawn and be of no force or effect. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the LIBOR Pricing Option with respect to all LIBOR Rate Loans shall be terminated and the Borrowers, jointly and severally, shall pay all interest due on such LIBOR Rate Loans and any amounts required to be paid pursuant to Section 4.6.

      Section 2.14. USE OF PROCEEDS. The proceeds of all Revolving Credit Advances shall be used by the Borrowers (a) upon the effectiveness of the Merger, to refinance all Indebtedness outstanding under the 1997 Credit Agreement and (b) thereafter for general working capital purposes and other general corporate purposes including acquisitions and new facility construction as permitted hereunder. The proceeds of the Term Loans shall be used by Acquisition to finance certain amounts due under the Merger Agreement. The Borrowers will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

      Section 2.15. LETTERS OF CREDIT.

            (a) Subject to the terms and conditions hereof and provided no Default has occurred and that the Issuing Bank is then generally issuing letters of credit for its banking customers, the Issuing Bank shall at any time prior to the Revolving Credit Termination Date, upon the request of the Borrowers pursuant to paragraph (b) below, issue Letters of Credit for the account of the Borrowers, PROVIDED that the aggregate face amount of all outstanding Letters of Credit shall not at any time exceed $2,000,000. As of the date hereof, the Issuing Bank has issued the Existing Letters of Credit for the account of the Borrowers, which from and after the date hereof shall be deemed to be Letters of Credit issued hereunder, and the face amount thereof from time to time shall count against the limit set forth above.

            (b) The Borrowers may request that the Issuing Bank issue a Letter of Credit by written notice given by the Borrowers to the Issuing Bank not less than five (5) Business Days prior to the proposed date of issuance of such Letter of Credit. The notice shall (i) specify the proposed date of issuance, the beneficiary, amount and the purpose of such Letter of Credit and (ii) be accompanied by a completed letter of credit application furnished by the Issuing Bank.

            (c) The Borrowers hereby agree, jointly and severally, to pay to the Issuing Bank on the date on which the Issuing Bank shall be required to pay any draft presented under any Letter of Credit, a sum (the "Reimbursement Obligation") equal to: (i) the amount so paid under such Letter of Credit, plus
(ii) interest on any amount remaining unpaid by the Borrowers to the Issuing Bank under clause (i) from and including the date on which such amount becomes payable pursuant to clause (i) until payment in full, payable on demand, at a per annum rate of interest equal to the rate applicable to the Revolving Credit Advances which are Base Rate Loans. If the Borrowers shall fail to pay to the Issuing Bank the Reimbursement Obligation on the date on which the Issuing Bank shall be required to pay any draft presented under any Letter of Credit, the Administrative Agent shall, to the extent the Borrowers have availability to request a Revolving Credit Advance, consider such failure to be a request for a Revolving Credit Advance in the amount of the unpaid Reimbursement Obligation (which request shall be deemed a confirmation that the conditions set forth in Section 3.2 have been satisfied), and the Administrative Agent shall apply the proceeds of such Revolving Credit Advance to reimburse the Issuing Bank for the Reimbursement Obligation.

            (d) The Borrowers shall, jointly and severally, quarterly in arrears on the last day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, pay (i) a fee (in each case, a "Letter of Credit Fee") to the Issuing Bank for the account of the Lenders in respect of each Letter of Credit issued at the request of the Borrowers a rate per annum equal to the LIBOR Rate Margin applicable to Revolving Credit Advances in effect at such time, multiplied by the average daily undrawn face amount of each Letter of Credit and (ii) a fronting fee to the Issuing Bank for its account equal at a rate per annum of 1/4% multiplied by the average daily undrawn face amount of each Letter of Credit. The Issuing Bank shall, in turn, remit to each Lender its pro rata portion of such Letter of Credit Fee. In addition, the Borrowers shall, jointly and severally, pay to the Issuing Bank, for its own account, on the date of issuance, or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Issuing Bank, the Issuing Bank's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

            (e) Each payment by the Borrowers hereunder shall be made to the Issuing Bank at its head office in Boston, Massachusetts in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 2.15 at any time from the date such amounts become due and payable (whether as stated in this Section 2.15, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Bank on demand at the rate for the overdue principal on Revolving Credit Advances which are Base Rate Loans.

            (f) The obligations of the Borrowers with respect to the Letters of Credit shall be joint and several, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of the Letters of Credit;

                  (ii) any amendment or waiver of or any consent to or actual departure from this Agreement;

                  (iii) the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons or entities for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated herein or in any other agreements or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation by the beneficiary thereof of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                  (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

            (g) The Uniform Customs and Practice shall be binding on the Borrowers, the Lenders and the Issuing Bank. The Borrowers assume all risks of the acts or omissions of the beneficiary of each Letter of Credit with respect to such Letter of Credit. In furtherance of, and not in limitation of the Issuing Bank's rights and powers under the Uniform Customs and Practice, but subject to all other provisions of this paragraph (g), it is understood and agreed that the Issuing Bank shall not have any liability for, and that the Borrowers assume all responsibility for: (i) the genuineness of any signature;
(ii) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by a Letter of Credit or the authority of the Person signing the same; (iii) the failure of any instrument to bear any reference or adequate reference to a Letter of Credit or the failure of any Persons to note the amount of any instrument on the reverse of a Letter of Credit or to surrender a Letter of Credit or otherwise to comply with the terms and condition of a Letter of Credit; (iv) the good faith or acts of any Person other than the Issuing Bank and its agents and employees; (v) the existence, form or sufficiency or breach or default under any agreement or instrument of any nature whatsoever; (vi) any delay in giving or failure to give any notice, demand or protest; and (vii) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of a Letter of Credit and whether such other documents are in proper and sufficient form for compliance with a Letter of Credit shall be made by the Issuing

Bank in its sole discretion, which determination shall be conclusive and binding upon the Borrowers absent manifest error. It is agreed that the Issuing Bank may honor, as complying with the terms of a Letter of Credit and this Agreement, any documents otherwise in order and signed or issued by the beneficiary thereof. Any action, inaction or omission on the part of the Issuing Bank under or in connection with the Letters of Credit or any related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as the Issuing Bank may reasonably deem to be applicable, shall be binding upon the Borrowers, shall not place the Issuing Bank under any liability to the Borrowers, and shall not affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers hereunder or the Borrowers' obligation to make full reimbursement of amounts drawn under the Letters of Credit.

            (h) If the Borrowers, either in writing or orally, request or consent to any modification or extension of a Letter of Credit or waive failure of any draft, certificate or other documents to comply with the terms of a Letter of Credit, the Issuing Bank shall be entitled to rely and shall be deemed to have relied on such request, consent or waiver with respect to any action taken or omitted by the Issuing Bank pursuant to any such request, consent or waiver, and such extension, modification or waiver shall be binding upon the Borrowers, jointly and severally.

            (i) Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to paragraph (c) above (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

            (j) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Issuing Bank as provided in paragraph (c) above on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Lenders of the amount of any such unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Issuing Bank, at its head office located in Boston, Massachusetts, in immediately available funds, such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, TIMES (ii) the amount equal to such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Issuing Bank, and the denominator of which is 360.

            (k) Neither the Issuing Bank nor any Lender nor any of their officers, directors or employees shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to a Letter of Credit; or (iv) any other circumstances whatsoever in making or failure to make payment under a Letter of Credit; PROVIDED that, notwithstanding anything in this Section 2.15 to the contrary, the Borrowers shall have a claim against the Lenders, and the Lenders shall be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrowers which were caused by the Issuing Bank's failure to conform to the standards of the Uniform Customs and Practice. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      Section 2.16. GUARANTEES.

            (a) For value received and hereby acknowledged and as an inducement to the Lenders to make the Loans available to the Borrowers, effective from and after the Merger each of the Guarantors (including the Borrowers) hereby unconditionally guarantees to the Administrative Agent and the Lenders (i) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Lenders Obligations of the Borrowers, and (ii) the performance and observance by the Borrowers of all of their obligations under this Agreement and each other Lender Agreement and all agreements, warranties and covenants applicable to the Borrowers in this Agreement and all other applicable Lender Agreements (collectively, the "Guaranteed Obligations").

            (b) Each of the Guarantors hereby guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of any instruments evidencing such Guaranteed Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lenders with respect thereto. The liability of each of the Guarantors under this Guaranty with regard to the Guaranteed Obligations shall, to the extent permitted by law, be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of this Agreement or any other Lender Agreement with respect to any other Loan Party;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from any of the terms of any Lender Agreement;

                  (iii) any exchange, release or non-perfection of a lien on any collateral for the Guaranteed Obligations, or any release or amendment or waiver of or consent to departure from any other guaranty for all or any part of the Guaranteed Obligations;

                  (iv) any change in ownership of any of the Loan Parties;

                  (v) any acceptance of any partial payment(s) from any Borrower; or

                  (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any of the Loan Parties in respect of the Guaranteed Obligations.

The Guarantees set forth in this Section 2.16 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lenders upon the insolvency, bankruptcy or reorganization of any of the Loan Parties, or otherwise, all as though such payment had not been made.

            (c) The Guarantees set forth in this Section 2.16 shall be effective and shall be deemed to be made as of the date of this Agreement. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any of the Loan Parties, and no defect in or insufficiency or want of powers of any of the Loan Parties or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against these Guarantees. These Guarantees are continuing Guarantees and shall (i) survive any termination of this Agreement, and (ii) remain in full force and effect until payment in full of, and performance of all Guaranteed Obligations and all other amounts payable under these Guarantees. These Guarantees are made for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or any Lenders first to exercise any rights against the Borrowers or the Affiliate Guarantors or to exhaust any remedies available to them against the Borrowers or the Affiliate Guarantors or to resort to any other source or means of obtaining payment of any of the Guaranteed Obligations or to elect any other remedy.

            (d) To the extent permitted by law, each of the Guarantors hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and these Guarantees and any requirement that the Administrative Agent or the Lenders protect, secure, perfect or otherwise take action to ensure any security interest or lien on any property subject thereto (if any) or exhaust any right or take any action against any other Guarantors, any Affiliate Guarantor, or any other Person or any collateral for the Guaranteed Obligations. Each of the Guarantors also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations by virtue of any statute of limitation, valuation, stay, moratorium law or other similar law now or hereafter in effect.

            (e) Until the payment and performance in full of all Lender
Obligations: (i) none of the Guarantors shall exercise any rights against a Borrower or any other Guarantor arising as a result of payment by such Guarantor under these Guarantees; (ii) none of the Guarantors will prove any claim in competition with the Administrative Agent or the Lenders in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; (iii) none of the Guarantors will claim any set-off or counterclaim against a Borrower or any other

Guarantor in respect of any liability of such Guarantor to a Borrower or such other Guarantor; and (iv) each Guarantor hereby waives any benefit of and any right to participate in collateral which may be held by the Administrative Agent or the Lenders (if any). The payment of any amounts due with respect to any Indebtedness of the Borrowers or any other Loan Party now or hereafter held by any of the Guarantors (the "Affiliate Subordinated Indebtedness") is hereby subordinated to the prior payment in full of the Lender Obligations in the manner set forth in this paragraph. Each Borrower and each of the Guarantors agrees that after the occurrence of any Default, neither Borrower nor any other Loan Party shall, directly or indirectly, make any payment on account of the Affiliate Subordinated Indebtedness, or demand, sue for, or otherwise attempt to collect any such Affiliate Subordinated Indebtedness until the Guaranteed Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall, after the occurrence of any Default, collect or receive any amounts in respect of such Affiliate Subordinated Indebtedness, such amounts shall be collected and received by such Guarantor as trustee for the Administrative Agent and the Lenders and shall be paid over to the Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of its Guaranty.

            (f) The Guarantees established under this Section 2.16 are unlimited as to each Guarantor, and each Guarantor shall be jointly and severally liable with each other and with any other guarantor of the Lender Obligations, in respect of the Guaranteed Obligations. These Guarantees shall be separate and in addition to any and all other Guarantees of the Guaranteed Obligations, including, without limitation, the Affiliate Guaranty Agreements.

            (g) To the extent that any applicable law (including but not limited to applicable laws pertaining to fraudulent conveyance or fraudulent transfer) would render the full amount of any Loan Party's obligations under this Section
2.16 invalid or unenforceable, such Loan Party's obligations hereunder shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

                  ARTICLE 3. CONDITIONS TO LOANS AND ADVANCES

      Section 3.1. CONDITIONS TO TERM LOANS AND FIRST REVOLVING CREDIT ADVANCE. The Lenders' obligations to make the Term Loans and first Revolving Credit Advance shall be subject to compliance by the Loan Parties with their agreements contained in this Agreement, and to the condition precedent that the Lenders shall have received each of the following, in form and substance satisfactory to the Administrative Agent and its counsel or in the form attached hereto as an Exhibit, as the case may be:

            (a) the Notes duly executed by the Borrowers in favor of each Lender;

            (b) the Affiliate Guaranty Agreements duly executed by each of the Affiliate Guarantors;

            (c) the Security Agreements and the Intellectual Property Security Agreement duly executed by certain of the Loan Parties and each of the Affiliate Guarantors;

            (d) the Pledge Agreements duly executed by certain of the Loan Parties and each of the Affiliate Guarantors;

            (e) the Leasehold Mortgages for each of the properties set forth on
SCHEDULE 5.21(B) along with opinions of local counsel in form and substance satisfactory to the Administrative Agent, and Title Policies for each property;

            (f) the Collateral Pledge and Assignment of License duly executed by certain of the Loan Parties and each of the Affiliate Guarantors along with opinions of local counsel in form and substance satisfactory to the Administrative Agent;

            (g) landlord consent and estoppel certificates for all leases entered into by the Borrowers and their Subsidiaries, including certificates of no default;

            (h) evidence that all actions necessary or appropriate to perfect the Administrative Agent's liens and security interests in the assets of URHC and its Subsidiaries shall have been fully performed including without limitation:

                  (i) The due and proper recording and filing of all of the Leasehold Mortgages sufficient to create valid first liens in favor of the Administrative Agent, and Collateral Pledge and Assignment of Licenses;

                  (ii) The filing of UCC financing statements necessary to perfect the first priority security interests of the Administrative Agent in all of the assets of URHC and its Subsidiaries (except as otherwise permitted herein); and

                  (iii) All necessary government actions, consents and approvals;

            (i) copies of the resolutions of the Board of Directors of each of the Loan Parties and each of the Affiliate Guarantors authorizing the execution, delivery and performance of this Agreement, the Notes, the Affiliate Guaranty Agreement, the Security Documents and the other Lender Agreements to which each of them is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of each such corporation (which certificate shall state that such resolutions are in full force and effect);

            (j) (i) a certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of each of the Loan Parties and each of the Affiliate Guarantors certifying the name and signatures of the officers of each such corporation authorized to sign this Agreement, the Notes, the Affiliate Guaranty Agreement, the Security Documents and the other Lender Agreements to which each such corporation is a party and the other documents to be delivered by the Loan Parties hereunder and (ii) a certificate of the chief financial officer of the Borrowers certifying (1) as to the solvency of each Borrower after giving effect to the Merger, (2) that the Consolidated Leverage Ratio does not exceed 2.37 to
1.0 as of the Closing Date on a pro forma basis and (3) that the Consolidated EBITDA for the four quarter period ending June 30, 2001 is not less than $30,000,000;

            (k) certificates of legal existence and corporate and tax good standing for each of the Loan Parties and each of the Affiliate Guarantors issued by the appropriate Delaware, Massachusetts and other governmental authorities;

            (l) the opinion of Brown, Rudnick, Freed & Gesmer, counsel to the Loan Parties and the Affiliate Guarantors, dated the date of execution of this Agreement, in substantially the form of EXHIBIT E hereto;

            (m) a certificate of duly authorized officers of each of the Loan Parties, dated the date of execution of this Agreement, to the effect that (i) the representations and warranties of the Loan Parties herein and in all other Lender Agreements are true and correct as of the date hereof, (ii) all conditions precedent on the part of each of the Loan Parties to the execution and delivery hereof and of all other Lender Agreements have been satisfied, and
(iii) upon execution and delivery of this Agreement and all other Lender Agreements no Default will exist hereunder or thereunder;

            (n) evidence that all conditions precedent to the closing of the Merger (other than financing) have been met by the parties thereto;

            (o) a balance sheet of URHC as of the Closing Date showing the effect of the Merger and the sources and uses of funds;

            (p) payment of the accrued interest and commitment fees under the 1997 Credit Agreement to the Closing Date;

            (q) payment of the fees provided for in the Fee Letters;

            (r) evidence that all necessary consents, approvals and authorizations of any Person have been obtained; and

            (s) such other documents, certificates and opinions as the Administrative Agent or any Lender may reasonably request.

      Section 3.2. CONDITIONS TO ALL LOANS. The Lenders' obligation to make any Revolving Credit Advance pursuant to this Agreement, or to continue any Loan as, or convert any Loan to, a LIBOR Rate Loan, shall be subject to compliance by each of the Loan Parties with its respective agreements contained in this Agreement and each other Lender Agreement, and to the satisfaction, at or before the making, continuation or conversion of such Revolving Credit Advance or Loan, of all of the following conditions precedent:

            (a) The representations and warranties herein and those made by or on behalf of the Loan Parties and the Affiliate Guarantors in any other Lender Agreement shall be correct in all material respects as of the date on which any Revolving Credit Advance is made or any such Loan is continued or converted, with the same effect as if made at and as of such time (except as to transactions permitted hereunder and except that the references in Article 5 to the 2000 Financial Statements shall be deemed to refer to the most recent annual financial statements furnished to the Lenders pursuant to Section 6.2 hereof);

            (b) On the date of making, continuing or converting any Revolving Credit Advance or Loan as described above, there shall exist no Default; and

            (c) The making, continuation or conversion of the requested Revolving Credit Advance as described above, shall not be prohibited by any law or governmental order or regulation applicable to the Lenders, the Administrative Agent or the Loan Parties and all necessary consents, approvals and authorizations of any Person (other than the Lenders) for any such Revolving Credit Advance shall have been obtained.

            The request by the Borrowers for the making, continuation or conversion of each Revolving Credit Advance or Loan as provided above, and the acceptance by the Borrowers of each such Revolving Credit Advance and of each such continuation or conversion of such Loan, shall be deemed a representation and warranty by the Borrowers that the conditions specified above in this
Section 3.2 have been satisfied.

                        ARTICLE 4. PAYMENT AND REPAYMENT

      Section 4.1. MANDATORY PREPAYMENT.

            (a) If at any time the aggregate outstanding principal balance of all Revolving Credit Advances exceeds the Maximum Revolving Credit Amount less the Letter of Credit Exposure, the Borrowers, jointly and severally, shall immediately repay to the Administrative Agent for the ratable accounts of the Lenders an amount equal to such excess.

            (b) The Borrowers shall make all required principal payments on the Term Loans on the dates when due.

            (c) The Borrowers, jointly and severally, shall also make prepayments as follows:

                  (i) On each Excess Cash Payment Date for each Excess Cash Payment Period, the Borrowers shall prepay the Loans in an amount equal to 75% of the Excess Cash Flow Amount to be applied in accordance with clauses (iii) and (iv) below; PROVIDED, HOWEVER, that such prepayment shall be reduced to 50% of the Excess Cash Flow Amount if the Consolidated Leverage Ratio for such period is equal to or less than 1.75-to-1;

                  (ii) At any time, if URHC and its Subsidiaries receive proceeds from (A) the disposition of assets after the Closing Date, excluding proceeds from the disposition of assets in the ordinary course of business, (B) the issuance of equity interests, excluding the first $10,000,000 of proceeds from the issuance of equity interests after the Closing Date, (C) the incurrence of Indebtedness other than the Loans and Indebtedness permitted under Section 9.1, (D) tax refunds or insurance claims, excluding proceeds from tax refunds and insurance claims which the Borrowers reinvest within 270 days of receipt into other operating assets, the Borrowers shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds therefrom to be applied in accordance with clause (iii) below;

                  (iii) All mandatory prepayments pursuant to this Section 4.1(c) shall (A) be applied PRO RATA to reduce the outstanding principal amounts of the Term Loans

      PROVIDED, HOWEVER, that such mandatory prepayments made pursuant to
      Section 4.1(c)(ii) shall be applied to the required principal repayments of the Term Loans in inverse order of maturity, (B) after the Term Loans have been repaid in full, be applied to mandatory reductions of the Maximum Revolving Credit Amount, and (C) except as otherwise provided in clause (i) above, be made ten (10) days following the notice to the Administrative Agent described in clause (iv) below;

                  (iv) The Borrowers shall, on the Excess Cash Payment Date and within three (3) Business Days of the occurrence of any event described in clause (ii) of this Section 4.1(c), provide the Administrative Agent with written notice of the Excess Cash Flow Amount for the relevant Excess Cash Payment Period and the proceeds received or to be received in connection with the occurrence of any event described in clause (ii) of this Section 4.1(c), respectively.

      Section 4.2. VOLUNTARY PREPAYMENTS.

            (a) The Borrowers may make prepayments to the Administrative Agent for the ratable accounts of the Lenders of any outstanding principal amount of the Revolving Credit Advances equal to $100,000 or an integral multiple thereof which are Base Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day without premium or penalty.

            (b) The Borrowers may make prepayments to the Administrative Agent for the ratable accounts of the Lenders of any portion of the Term Loans equal to $100,000 or an integral multiple thereof which are Base Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day without premium or penalty.

            (c) The Borrower may make prepayments to the Administrative Agent for the ratable accounts of the Lenders of any Revolving Credit Advances or of any portion of the Term Loans which are LIBOR Rate Loans only on the last day of the Interest Period for such LIBOR Rate Loan subject, however, to the premiums and penalties set forth in Section 4.6.

            (d) All prepayments on the Term Loans pursuant to this Section 4.2 shall be applied to the principal balance of the Term Loans ratably to the remaining scheduled principal payments on the Term Loans.

      Section 4.3. PAYMENT AND INTEREST CUTOFF. Notice of each prepayment pursuant to Section 4.2 shall be given to the Administrative Agent in the case of prepayment of Base Rate Loans, not later than 12:00 noon (Boston time) on the date of payment, and shall specify the total principal amount of the Revolving Credit Advances and the Term Loans to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrowers shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Revolving Credit Advances and the Term Loans so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

      Section 4.4. PAYMENT OR OTHER ACTIONS ON NON-BUSINESS DAYS. If any payment to be made hereunder or under any other Lender Agreement becomes due on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be, in connection with such payment. In the case of any other action the last day for performance of which shall be a day other than a Business Day, the date for performance shall be extended to the next succeeding Business Day.

      Section 4.5. METHOD, TIMING AND APPLICATION OF PAYMENTS.

            (a) All payments required to be made pursuant to the provisions of this Agreement and any other Lender Agreement, and all prepayments pursuant to
Section 4.1, may be charged by the Administrative Agent against any of the Borrowers' accounts with the Administrative Agent. The Borrowers, jointly and severally, hereby authorize the Administrative Agent and the Lenders, without notice to the Borrowers, to charge against any account of the Borrowers with the Administrative Agent or such Lender an amount equal to the accrued interest, principal and other amounts from time to time due and payable to the Administrative Agent and the Lenders hereunder and under all other Lender Agreements.

            (b) All payments shall be made by the Borrowers not later than 12:00 noon (Boston time) on the day when due in lawful currency of the United States of America to the Administrative Agent at its address set forth in Section 14.1 in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. The Administrative Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Lenders in accordance with their respective Commitment Percentages. Any payment made by the Borrowers to the Administrative Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of the Administrative Agent or any specific Lender.

            (c) All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Administrative Agent and the Lenders (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; PROVIDED, HOWEVER, that after an Event of Default payments will be applied to the obligations of the Borrowers to Administrative Agent and the Lenders as the Administrative Agent and the Lenders determine in their sole discretion.

      Section 4.6. PAYMENTS NOT AT END OF INTEREST PERIOD. The Borrowers, jointly and severally, shall pay to Administrative Agent, for the account of the Lenders, upon request of the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of the Administrative Agent) to compensate for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Rate Loan on a date other than the last day of the Interest Period for such LIBOR Rate Loan; (ii) any failure by the Borrowers, jointly and severally, to borrow a LIBOR Rate Loan on the date specified by the Borrowers' written notice; and (iii) any failure by the Borrowers to pay a LIBOR Rate Loan on the date for payment specified in the Borrowers' written notice. Without limiting the foregoing, the Borrowers, jointly and severally, shall pay to


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the Administrative Agent, for the account of the Lenders, a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term of such LIBOR Rate Loan as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being repaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term for such LIBOR Rate Loan as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term for such LIBOR Rate Loan as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Administrative Agent, for the account of the Lenders, upon the prepayment of a LIBOR Rate Loan. If by reason of an Event of Default, any of the Lender Obligations are declared to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Rate Loan shall become due and payable in the same manner as though the Borrowers had exercised such right of prepayment.

      Section 4.7. CURRENCY. All payments and prepayments provided for under this Agreement shall be made in lawful currency of the United States of America in immediately available funds.

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Agreement and make the Loans and issue Letters of Credit as contemplated hereby, the Loan Parties hereby make the following representations and warranties:

      Section 5.1. CORPORATE EXISTENCE, GOOD STANDING, ETC. URHC and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has corporate power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Each of the Loan Parties has the corporate power to enter into and perform this Agreement and all other Lender Agreements to which each of them is a party, and, in the case of the Borrowers, to execute and deliver the Notes. Each Subsidiary has the corporate power to enter into and perform each Lender Agreement to which it is a party. Certified copies of the charter documents and By-Laws of each of the Loan Parties and each Affiliate Guarantor have been delivered to the Administrative Agent and are true, accurate and complete as of the date hereof.

      Section 5.2. PRINCIPAL PLACE OF BUSINESS; LOCATION OF RECORDS. The principal place of business of the Borrowers and each other Loan Party is located at 100 Charles Park Road, West Roxbury, MA 02132. All of the books and records or true and complete copies thereof relating to the accounts and contracts of the Borrowers and each Loan Party are and will be kept at such location.

      Section 5.3. QUALIFICATION. URHC and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or leasing of properties or the conduct of its business requires it to be qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

      Section 5.4. SUBSIDIARIES. Each of URHC's Subsidiaries and their respective jurisdiction of incorporation are listed in

      SCHEDULE 5.4, and all of the issued and outstanding capital stock of each such Subsidiary is owned by URHC, URC, UHC, URI, SLP, SLA Mail Inc., SLA Mail II Inc., BS Acquisition Corp., Uno Restaurants of New York Inc., or Sewell Corporation as listed in SCHEDULE 5.11.

      Section 5.5. CORPORATE POWER. The execution, delivery and performance of this Agreement, the Notes and all other Lender Agreements and other documents delivered by the Loan Parties or any Subsidiary to the Lenders, and the incurrence of Indebtedness to the Lenders hereunder or thereunder:

            (a) are within the corporate powers of each Loan Party and each Affiliate Guarantor, as the case may be, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By-Laws, by its stockholders;

            (b) except as set forth in SCHEDULE 5.5, do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Administrative Agent) and are not in contravention of any law or the terms of the charter documents or By-Laws of any Loan Party or any Affiliate Guarantor or any amendment thereof; and

            (c) do not:

                  (i) assuming that all consents, approvals and filings listed in SCHEDULE 5.5 have been obtained or made, result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Loan Party or any Affiliate Guarantor is a party or by which any Loan Party or any Affiliate Guarantor or any of their respective properties are bound or affected, which gives any Person the right (immediately or upon the giving of notice, the passage of time, or otherwise) to accelerate any material amount of Indebtedness or terminate any material right of URHC or any Subsidiary;

                  (ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by any Loan Party or any Affiliate Guarantor, except as provided in the Lender Agreements; or

                  (iii) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, now in effect having applicability to any Loan Party or any Affiliate Guarantor, or to any of their respective properties.

      Section 5.6. VALID AND BINDING OBLIGATIONS. This Agreement, the Notes, and all the other Lender Agreements executed in connection herewith and therewith constitute the valid and binding obligations of the Loan Parties and their Subsidiaries party thereto, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.

      Section 5.7. OTHER AGREEMENTS. Neither URHC nor any of its Subsidiaries is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which is likely to have a Material Adverse Effect or a material adverse effect on the ability of Loan Parties or any such Subsidiary to carry out any of the provisions of this Agreement, the Notes or any of the Lender Agreements executed in connection herewith and therewith.

      Section 5.8. PAYMENT OF TAXES. URHC and each of its Subsidiaries have filed all tax returns which are required to be filed by them and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. Except as set forth in
SCHEDULE 5.8, all federal tax returns of URHC and its Subsidiaries through their fiscal year ended in 2000 have been audited by the Internal Revenue Service, or are not subject to such audit by virtue of the expiration of the applicable period of limitation, and except as described in SCHEDULE 5.8, the results of such audits are fully reflected in the balance sheet contained in the 2000 Financial Statements. URHC knows of no material additional assessments since such date for which adequate reserves appearing in the balance sheet contained in the 2000 Financial Statements have not been established. URHC and its Subsidiaries have made adequate provisions for all current taxes, and in the opinion of URHC, except as described in SCHEDULE 5.8, there will not be any additional assessments for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

      Section 5.9. FINANCIAL STATEMENTS AND PROJECTIONS.

            (a) All balance sheets, statements and other financial information furnished to the Lenders in connection with this Agreement and the transactions contemplated hereby (each of which is listed on SCHEDULE 5.9), including, without limitation, the 2000 Financial Statements, have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly the consolidated financial condition of URHC and its Subsidiaries and all such information so furnished is true, correct and complete, except with respect to unaudited interim financial statements which will be subject to normal recurring year-end adjustments.

            (b) The projections for fiscal years 2001-2006 described on SCHEDULE 5.9, prepared by URHC and delivered to the Administrative Agent by URHC on behalf of itself and its Subsidiaries and the most recent projections delivered under Section 6.12 hereof are based upon estimates and assumptions which the senior executive and financial officers of the Borrowers consider as of the date thereof reasonable, have been prepared on the basis of the assumptions stated therein and as of the date thereof reflect the reasonable estimates of the

Borrowers of the results of operations and other information projected therein, it being acknowledged that such projections are not guarantees that the assumptions or results shown therein will occur. To the best knowledge of each Borrower, no facts exist that (individually or in the aggregate) would result in any material change in the projections described in Schedule 5.9 or the most recent projections delivered to the Administrative Agent pursuant to Section
6.12 hereof.

      Section 5.10. OTHER MATERIALS FURNISHED. All written information, exhibits, memoranda or reports furnished by or on behalf of URHC or its Subsidiaries to the Lenders in connection with the negotiation of this Agreement is set forth in SCHEDULE 5.10. None of such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading. There is no fact known to URHC or its Subsidiaries that has not been disclosed to the Administrative Agent which could reasonably be expected to have a Material Adverse Effect.

      Section 5.11. STOCK. There are presently issued by URHC and its Subsidiaries and outstanding the shares of capital stock indicated on SCHEDULE
5.11. URHC and its Subsidiaries have received the consideration for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares have been duly authorized, validly issued and are fully paid and non-assessable. URHC and its Subsidiaries have no other capital stock of any class outstanding.

      Section 5.12. CHANGES IN CONDITION. Except as set forth in SCHEDULE 5.12, since the date of the latest balance sheet listed on SCHEDULE 5.9, there has been no Material Adverse Change in the business or assets or in the condition, financial or otherwise, of URHC and its Subsidiaries taken as a whole, and neither URHC nor any such Subsidiary have entered into any transaction outside of the ordinary course of business which is material to URHC, or to URHC and its Subsidiaries taken as a whole. Except as set forth in SCHEDULE 5.12, neither URHC nor any of its Subsidiaries have any known contingent liabilities which are not referred to in such balance sheet and which are material to URHC and its Subsidiaries taken as a whole.

      Section 5.13. ASSETS, LICENSES, ETC.

            (a) URHC and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their assets, real and personal, including the assets carried on their books and reflected in the latest balance sheet listed on SCHEDULE 5.9, subject to no liens, charges or encumbrances, except for
(i) liens, charges and encumbrances described in SCHEDULE 5.13(A) and Permitted Liens, none of which individually or in the aggregate materially impair or diminish the value of the asset or its ability to be used for its intended purpose, and (ii) assets sold, abandoned or otherwise disposed of in the ordinary course of business.

            (b) URHC and its Subsidiaries have obtained all consents, and possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, necessary to conduct their business substantially as now conducted and as presently proposed to be conducted.
SCHEDULE 5.13(B) sets forth all patents, copyrights, trademarks, tradenames, material franchises and other material intellectual property rights (the "Material Rights") of

URHC and its subsidiaries. URHC and its Subsidiaries have no obligation to compensate any third party for the use of the Material Rights, and to the best knowledge of the Loan Parties, URHC and its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing. To the best knowledge of URHC and its Subsidiaries, there is no infringement or claim of infringement by others of any Material Right of any of URHC and its Subsidiaries.

            (c) As of the date of this Agreement, the location of each restaurant operated by a Franchisee, the month and year each such restaurant opened, the name and address of each Franchisee, and the date each became a Franchisee, are set forth on SCHEDULE 5.13(C) hereto.

      Section 5.14. LITIGATION. Except as described on SCHEDULE 5.14 hereto, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of URHC, threatened, which involves a material risk of any judgment or liability not fully covered by insurance and which, if adversely determined, would result in a Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against URHC or any of its Subsidiaries which has or may have a Material Adverse Effect.

      Section 5.15. PENSION PLANS. As of the date hereof, URHC and its Subsidiaries have no Pension Plan subject to the minimum funding or termination insurance provisions of the Pension Reform Act.

      Section 5.16. OUTSTANDING INDEBTEDNESS. The outstanding amount of Indebtedness for borrowed money, including Capitalized Lease Obligations, of URHC and its Subsidiaries as of the date hereof, is correctly set forth in
SCHEDULE 5.16 hereto or permitted hereunder, and said Schedule correctly lists the credit agreements, guarantees, leases and other instruments pursuant to which such Indebtedness has been incurred and all liens, charges, encumbrances and security interests securing such Indebtedness.

      Section 5.17. ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 5.17 hereto.

            (a) None of URHC, any of its Subsidiaries or to their knowledge any operator of their respective properties, or any facilities or operations thereon is in violation, or, to the Loan Parties' knowledge, is in alleged violation, of any Environmental Law, which violation would have a Material Adverse Effect.

            (b) Neither URHC nor any of its Subsidiaries have received written notice from any third party, including without limitation any federal, state, county, or local Governmental Authority, (i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any equivalent state law, with respect to any site or location; (ii) that any hazardous waste, pollutant, contaminant, toxic substance, oil, petroleum, petroleum product, hazardous substance, or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered URHC, any Subsidiary or, to its knowledge, another third party or parties (E.G., a committee of potentially responsible parties) to conduct, or at which, to its knowledge, a federal, state, county or local agency or other third party has conducted, a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

            (c) To the knowledge of URHC and its Subsidiaries, (i) no portion of property owned, operated or controlled by the Loan Parties or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage treatment or disposal of Hazardous Substances, except in compliance with applicable Environmental Laws; (ii) there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by URHC or any of its Subsidiaries, which releases could have a Material Adverse Effect; (iii) there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by URHC or any of its Subsidiaries which, through soil or groundwater contamination, may have come to be located on the properties of URHC or any Subsidiary, which releases could have a Material Adverse Effect; and (iv) there were no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by URHC or its Subsidiaries at the time of such ownership, operation or control, which releases could have a Material Adverse Effect.

            (d) To the knowledge of URHC and its Subsidiaries, no lien has been imposed on any property owned, operated or controlled by URHC or any Subsidiary, by any Governmental Authority in connection with the presence on or off such property of any Hazardous Substance.

            (e) None of the properties of URHC or any of its Subsidiaries are or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

      Section 5.18. FOREIGN TRADE REGULATIONS. None of URHC or any of its Subsidiaries are (a) a person included within the definition of "designated foreign country" or "national" of a "designated foreign country" in Executive Order No. 8389, as amended, in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the Office of Alien Property, Department of Justice (8 C.F.R., Chapter II, Part 507, as amended) or within the meanings of any of the said orders or regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said Orders or regulations or of any regulations, interpretations or rulings issued thereunder; or (b) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

      Section 5.19. GOVERNMENTAL REGULATIONS. None of URHC, any of its Subsidiaries or any corporation controlling URHC or under common control with URHC are subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is subject to any statute or regulation which regulates the incurring by any URHC of indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

      Section 5.20. MARGIN STOCK. Neither URHC nor any of its Subsidiaries owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is URHC or any such Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock. None of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry any such "margin stock".

      Section 5.21. REAL PROPERTY. SCHEDULE 5.21(A) sets forth a description of all real properties owned by URHC and its Subsidiaries on the Closing Date and
SCHEDULE 5.21(B) sets forth a description of all real properties leased by URHC and its Subsidiaries on the Closing Date and identifies those properties for which Leasehold Mortgages will be required at the Closing. Except as set forth in SCHEDULE 5.21(C), each such lease is in full force and effect, no defaults by URHC or any Subsidiary party thereof, or to the knowledge of URHC and its Subsidiaries, any other party thereto, exist thereunder (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing in a Compliance Certificate after the date of this Agreement and prior to the date such representation is deemed given), and true and correct copies of each such lease have previously been provided to the Administrative Agent.

      Section 5.22. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.. Neither URHC nor any of its Subsidiaries is in violation of any provision of its charter documents, By-Laws, or any agreement or instrument to which it is or may be subject or by which it or any of its properties is or may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in a Material Adverse Effect.

      Section 5.23. NO DEFAULTS UNDER FFCA AND SPENCER. The FFCA Sale-Leaseback Documents, the Spencer I Sale-Leaseback Documents and the Spencer II Sale-Leaseback Documents are in full force and effect and no defaults by URHC or any of its Subsidiaries party thereto, or to the knowledge of URHC or any of its Subsidiaries, by any other party thereto, exist thereunder (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing in a Compliance Certificate after the date of this Agreement and prior to the date such representation is deemed given).

      Section 5.24. CONSUMMATION OF MERGER. Upon the funding of the Term Loans, the Merger will be consummated pursuant to the terms of the Merger Agreement. True, complete and correct copies of the Merger Agreement and related documents have been delivered to and are acceptable to the Agents and none of them have been modified, amended or supplemented, except to the extent true, correct and complete copies of any such modifications, amendments, waivers or supplements have been delivered to and are acceptable to the Agents prior to the

Closing Date. The Borrowers hereby certify to the Lenders that except as set forth in SCHEDULE 5.24 all conditions precedent (other than financing) to the obligations of Acquisition, URHC, and URC set forth in the Merger Agreement, have been satisfied in full, without modification, amendment or waiver. URHC hereby confirms and restates as if set forth herein in full the representations and warranties of URC set forth in Article II of the Merger Agreement and the representations and warranties of Acquisition and URHC set forth in Article III of the Merger Agreement.

                               ARTICLE 6. REPORTS

      Section 6.1. INTERIM FINANCIAL STATEMENTS AND REPORTS.

            (a) (i) as soon as available, and in any event within forty-five
(45) days after the end of each of the first three (3) fiscal quarters and within thirty (30) days after the end of each month of each fiscal year of URHC, URHC shall furnish the Administrative Agent and the Lenders with consolidated and consolidating balance sheets of URHC and its Subsidiaries as of the end of such quarter or month, as the case may be, and consolidated and consolidating statements of income and cash flow of URHC and its Subsidiaries for such quarter or month, as the case may be, and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter or month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP consistently applied (subject to the absence of footnotes and ordinary year end adjustments), and (ii) as soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of URHC, URHC shall furnish the Administrative Agent and the Lenders with a Compliance Certificate.

            (b) As soon as available, and in any event within ninety (90) days after the end of each fiscal year, within forty-five (45) days after the end of each fiscal quarter and within thirty (30) days after the end of each month of URHC, URHC shall furnish the Administrative Agent and the Lenders with statements of operations and cash flow for such quarter and month for each pizzeria restaurant location operated by URHC and its Subsidiaries, such statements to be prepared in reasonable detail, in accordance with GAAP consistently applied (subject to the absence of footnotes and ordinary year-end adjustments) and on a restaurant by restaurant basis.

      Section 6.2. ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of URHC, URHC shall furnish to the Administrative Agent and the Lenders (a) a consolidated balance sheet of URHC and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, shareholders' equity and cash flow of URHC and its Subsidiaries for such fiscal year, in each case reported on by Ernst & Young LLP or other independent certified public accountants of recognized national standing, which report shall express, without reliance upon others, a positive opinion regarding the fairness of the presentation of such financial statements in accordance with GAAP consistently applied, said report to be without qualification, except in cases of unresolved litigation and accounting changes with which such accountants concur, a copy of any management letters delivered by such accountants to URHC in connection with such audit, and (b) a Compliance Certificate.

      Section 6.3. NOTICE OF DEFAULTS. As soon as possible, and in any event within five (5) days after the occurrence of each Default, URHC shall furnish the Administrative Agent and the Lenders with the statement of its chief executive officer or chief financial officer setting forth details of such Default and the action which URHC or its Subsidiaries have taken or propose to take with respect thereto.

      Section 6.4. NOTICE OF LITIGATION. Promptly after the commencement thereof, the Loan Parties shall furnish the Administrative Agent and the Lenders written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which URHC or any of its Subsidiaries is a party or directly affecting any of their respective properties, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

      Section 6.5. COMMUNICATIONS WITH OTHERS. If at any time any debt or equity security of URHC or any of its Subsidiaries is traded publicly, URHC shall furnish the Administrative Agent and the Lenders with copies of all regular, periodic and special reports and all registration statements which URHC or any such Subsidiary files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national or regional securities exchange.

      Section 6.6. REPORTABLE EVENTS. At any time that URHC or any Subsidiary has a Pension Plan, URHC shall furnish to the Administrative Agent and the Lenders, as soon as possible, but in any event within thirty (30) days after any Loan Party knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the statement of its chief executive officer or chief financial officer setting forth the details of such Reportable Event and the action which URHC or any Subsidiary has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

      Section 6.7. ANNUAL PENSION REPORTS. At any time that URHC or any Subsidiary has a Pension Plan, the Loan Parties shall furnish to the Administrative Agent and the Lenders, promptly after the filing thereof with the Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report which is filed with respect to each Pension Plan for each plan year, including:

            (a) a statement of assets and liabilities of such Pension Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year;

            (b) an opinion of Ernst & Young LLP (or other independent certified public accountants of recognized standing) relating to such Pension Plan to the extent that any such opinion for the Pension Plan is required by law; and

            (c) an actuarial statement of such Pension Plan applicable to such plan year, together with an opinion of an enrolled actuary of recognized standing, to the extent that any such statement and/or opinion for the Pension Plan is required by law.

      Section 6.8. REPORTS TO OTHER CREDITORS. Promptly after filing the same, each Loan Party shall furnish to the Administrative Agent and the Lenders copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of URHC or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement, including without limitation pursuant to the MetLife Notes, the FFCA Sale-Leaseback Documents, the Spencer I Sale-Leaseback Documents, and the Spencer II Sale-Leaseback Documents and not otherwise required to be furnished to the Administrative Agent and the Lenders pursuant to any other provision of this Agreement.

      Section 6.9. COMMUNICATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS. At any reasonable time and from time to time, the Borrowers shall provide the Administrative Agent and the Lenders and any agents or representatives of the Administrative Agent and the Lenders access to the independent public accountants of the Borrowers to discuss the financial condition of the Borrowers and their Subsidiaries, including, without limitation any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of the Borrowers and their Subsidiaries. Promptly after the receipt thereof, the Borrowers shall furnish to the Administrative Agent and each Lender copies of any written recommendations concerning the management, finances, financial controls, or operations of the Borrowers or any Subsidiary received from the Borrowers' independent public accountants.

      Section 6.10. ENVIRONMENTAL REPORTS. The Loan Parties shall provide the Administrative Agent and the Lenders: (a) not later than ten (10) days after notice thereof, notice of any enforcement actions, or administrative orders, or, to the knowledge of the Loan Parties, threatened enforcement actions or administrative orders affecting the Loan Parties or any Subsidiary by any Governmental Authority related to Environmental Laws; (b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions or administrative orders, and assessments, and other written communications pertaining to any such orders, administrative orders, notices, claims and assessments received by the Loan Parties or any Subsidiary from any Governmental Agency; (c) not later than seven
(7) days after written notice thereof, notice of any civil claims or, to the knowledge of the Loan Parties, threatened civil claims affecting the Loan Parties or any Subsidiary by any third party alleging any violation of Environmental Laws or harm to the environment (including natural resource damage claims); (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of the Loan Parties or any Subsidiary, or, if received or obtained by the Loan Parties or any Subsidiary, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a Governmental Agency in response to any communication referenced in subsections (a) and (b) herein as soon as possible and in any event within five (5) Business Days after their submission to such Governmental Agency; and (e) from time to time, on request of the Administrative Agent, evidence satisfactory to the Administrative Agent of URHC's and its Subsidiaries' insurance coverage, if any, for any liabilities under or pursuant to any Environmental Law.

      Section 6.11. METLIFE NOTES. The Loan Parties shall notify the Administrative Agent in advance of any modification, amendment or waiver of any of the provisions of any of the MetLife Notes and, promptly upon execution thereof, shall furnish to the Administrative Agent and the Lenders copies of any such modifications, amendments or waivers. As soon as possible, and in any event within five (5) Business Days after the occurrence of an event of default under any of the MetLife Notes, the Loan Parties shall furnish the Administrative Agent and the Lenders with the statement of their respective chief executive officer or chief financial officer setting forth details of such default and the action which the Loan Parties have taken or propose to take with respect thereto.

      Section 6.12. ANNUAL PROJECTIONS. Within ninety (90) days after the end of each fiscal year of URHC and its Subsidiaries, URHC shall furnish to the Administrative Agent and the Lenders consolidated financial projections for URC and its Subsidiaries for the then current fiscal year in form consistent with the projections dated March 21, 2001 previously delivered by URHC to the Administrative Agent.

      Section 6.13. MISCELLANEOUS. The Loan Parties shall provide the Administrative Agent and the Lenders with such other information as the Administrative Agent or any Lender may from time to time reasonably request respecting the business, properties, condition or operations, financial or otherwise, of URHC and its Subsidiaries.

                       ARTICLE 7. FINANCIAL RESTRICTIONS

      On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitments to make Loans or issue Letters of Credit hereunder, the Loan Parties shall observe the following covenants:

      Section 7.1. CONSOLIDATED LEVERAGE RATIO. URHC and its Subsidiaries shall maintain a ratio of Consolidated Funded Indebtedness as of the end of each fiscal quarter to Consolidated EBITDA for the four-quarter period ending on such date of no more than the ratio set forth opposite each period.

--------------------------------------------------------------------------------
Period                                                                  Ratio
--------------------------------------------------------------------------------
Closing Date through June 30, 2002                                      2.50:1.0
--------------------------------------------------------------------------------
Fiscal Year End 2002 through June 30, 2003                              2.25:1.0
--------------------------------------------------------------------------------
Fiscal Year End 2003 and thereafter                                     1.75:1.0
--------------------------------------------------------------------------------

      Section 7.2. CONSOLIDATED NET WORTH. URHC will at all times maintain Consolidated Net Worth in an amount not less than the sum of (a) $38,800,000, PLUS (b) 50% of the sum of Consolidated Net Income (0% in the case of a deficit) for each fiscal year, commencing with the fiscal year ending September 30, 2001, PLUS (c) 100% of the net proceeds received by URHC and any of its Subsidiaries in connection with any offering of its capital stock.

      Section 7.3. CONSOLIDATED CASH FLOW COVERAGE RATIO. URHC and its Subsidiaries shall maintain a ratio of Consolidated Cash Flow to Consolidated Financial Obligations for each four fiscal quarter period of not less than 1.20-to-1.00.

      Section 7.4. CONSOLIDATED CAPITAL EXPENDITURES. URHC and its Subsidiaries shall not incur Capital Expenditures for any period of four (4) consecutive fiscal quarters, commencing with the period ending September 30, 2001 in excess of the following amounts for any such period ending during the applicable period set forth below:

--------------------------------------------------------------------------------
Period                                              Maximum Capital Expenditures
--------------------------------------------------------------------------------
Closing Date through September 30, 2001             $21,986,000
--------------------------------------------------------------------------------
Fiscal Year 2002                                    $17,069,000
--------------------------------------------------------------------------------
Fiscal Year 2003                                    $15,803,000
--------------------------------------------------------------------------------
Fiscal Year 2004                                    $15,261,000
--------------------------------------------------------------------------------
Fiscal Year 2005                                    $17,719,000
--------------------------------------------------------------------------------
Fiscal Year 2006                                    $24,555,000
--------------------------------------------------------------------------------

; PROVIDED, HOWEVER, that any unused amount of Capital Expenditures in any fiscal year (calculated without regard to any carry-over amounts from prior years) shall increase the amount of Maximum Capital Expenditures permitted in the next fiscal year.

      Section 7.5. CONSOLIDATED OPERATING LEASE EXPENSE. URHC and its subsidiaries shall not incur Consolidated Operating Lease Expense for any period of four consecutive fiscal quarters, commencing with the period ending June 30, 2001 in excess of the following amounts for any such period ending during the applicable period set forth below:

--------------------------------------------------------------------------------
Period                                        Maximum Consolidated Lease Expense
--------------------------------------------------------------------------------
From Closing through Fiscal Year End 2001     $18,977,000
--------------------------------------------------------------------------------
Fiscal Year 2002                              $21,868,000
--------------------------------------------------------------------------------
Fiscal Year 2003                              $22,714,000
--------------------------------------------------------------------------------
Fiscal Year 2004                              $23,375,000
--------------------------------------------------------------------------------
Fiscal Year 2005                              $24,035,000
--------------------------------------------------------------------------------
Fiscal Year 2006 and thereafter               $24,695,000
--------------------------------------------------------------------------------

      Section 7.6. CONSOLIDATED EBITDA. URHC and its Subsidiaries shall earn Consolidated EBITDA for each period of four consecutive fiscal quarters, commencing with the period ending June 30, 2001, of not less than the following amounts for any such period ending during the applicable period set forth below:

--------------------------------------------------------------------------------
Period                                               Minimum EBITDA
--------------------------------------------------------------------------------
From Closing through September 28, 2002              $26,000,000
--------------------------------------------------------------------------------
From September 29, 2002 through September 27, 2003   $28,700,000
--------------------------------------------------------------------------------
From September 28, 2003 through October 2, 2004      $30,400,000
--------------------------------------------------------------------------------
From October 3, 2004 through October 1, 2005         $32,500,000
--------------------------------------------------------------------------------
From October 2, 2005 through September 30, 2006      $34,600,000
--------------------------------------------------------------------------------
From October 1, 2006 thereafter                      $37,000,000
--------------------------------------------------------------------------------

      Section 7.7. OPERATING CASH FLOW. For each four (4) fiscal quarter period, commencing with the period ending June 30, 2001, total Operating Cash Flow for all Company Restaurants having negative Operating Cash Flow shall not exceed 2% of total Operating Cash Flow of all Company Restaurants for each such period. For purposes of calculating total

Operating Cash Flow there shall be excluded for all such calculations Operating Cash Flow for any Company Restaurants(s) which have been in operation less than twelve (12) months.

                        ARTICLE 8. AFFIRMATIVE COVENANTS

      On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment to make Loans or issue Letters of Credit hereunder, URHC covenants that it and each of its Subsidiaries will comply with the following covenants and provisions:

      Section 8.1. EXISTENCE AND BUSINESS. URHC and each of its Subsidiaries will (a) preserve and maintain their corporate existence and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect, (b) maintain and preserve in full force and effect all material rights, licenses, permits, patents and franchises, reasonably necessary or advisable to the conduct of its business, (c) comply with all valid and applicable statutes, rules and regulations necessary for the conduct of business, except where the failure so to comply would not have a Material Adverse Effect, and (d) engage only in the businesses which it is conducting on the date of this Agreement.

      Section 8.2. TAXES AND OTHER OBLIGATIONS. URHC and each of its Subsidiaries (a) will pay and discharge, or cause to be paid and discharged, at or prior to the time the same shall become due and payable all material taxes, assessments and other governmental charges, imposed upon it and its properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law become a lien or charge upon any of its properties, and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all lease obligations, trade debt and all other Indebtedness incident to its operations; PROVIDED, HOWEVER, that URHC and any Subsidiary may contest any such taxes, assessments, charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles, (ii) no action to foreclose any lien with respect thereto has been commenced, (iii) such contest has not resulted in any property, rights or interests of URHC or its Subsidiaries being in jeopardy of being sold, forfeited or lost during or as a result of such contest, (iv) neither the Administrative Agent nor any Lender could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non-payment of such charge or claim, and (v) such contest does not, and could not reasonably be expected to have Material Adverse Effect. URHC and each of its Subsidiaries shall cause all applicable federal, state, local and franchise tax returns and all amounts due thereunder to be filed and paid when due.

      Section 8.3. MAINTENANCE OF PROPERTIES AND LEASES. URHC and each of its Subsidiaries shall maintain, keep and preserve all of its tangible properties, real, personal or otherwise, in good repair and working order, ordinary wear and tear excepted and URHC and each of its Subsidiaries shall maintain, keep and preserve all of its rights in its intangible properties. URHC and each of its Subsidiaries shall replace and improve its properties as necessary for the conduct of its business. URHC and each of its Subsidiaries shall comply in all material respects with all leases naming it as lessee if non-compliance therewith would have a Material Adverse Effect.

      Section 8.4. INSURANCE. URHC and each of its Subsidiaries (a) will keep its principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount not less than 80% of the insurable value of the property insured, and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner as requested by the Administrative Agent, and in any event as customary for companies in similar businesses similarly situated; PROVIDED, HOWEVER, that URHC and its Subsidiaries may effect workmen's compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan. The provisions of the Security Documents relating to insurance shall not be limited by the provisions of this Section
8.4. On request of the Administrative Agent from time to time, the Loan Parties will render to the Administrative Agent a statement in reasonable detail as to all insurance coverage required by this Section. A description of the material elements of insurance coverage of URHC and its Subsidiaries as of the date hereof is set forth on SCHEDULE 8.4.

      Section 8.5. RECORDS, ACCOUNTS AND PLACES OF BUSINESS. URHC and each of its Subsidiaries shall maintain comprehensive and accurate records and accounts, including reserves, in accordance with generally accepted accounting principles consistently applied. URHC and each of its Subsidiaries will promptly notify the Administrative Agent of (a) any changes in the places of business of URHC and its Subsidiaries and (b) any additional places of business which may arise hereafter.

      Section 8.6. INSPECTION. At any reasonable time and from time to time, the Loan Parties shall permit the Administrative Agent, the Lenders and any of their agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Loan Parties and their Subsidiaries and to discuss the affairs, finances and accounts of the Loan Parties and their Subsidiaries with any of their respective officers or directors and with their independent accountants. In addition, the Administrative Agent shall be entitled, and the Loan Parties shall permit the Administrative Agent, to conduct field examinations of the Loan Parties and its Subsidiaries, at the Borrowers' sole expense and at any time or times in the Administrative Agent's discretion, PROVIDED THAT, if no Default shall have occurred and be continuing, such examinations shall be at the Borrower's sole expense only once during any twelve (12) month period.

      Section 8.7. CHANGE IN OFFICERS OR DIRECTORS. URHC will promptly notify the Administrative Agent in writing if there occurs any change in the executive officers or directors of any of the Loan Parties.

      Section 8.8. MAINTENANCE OF ACCOUNTS. The Loan Parties shall maintain the Administrative Agent as their principal depository for their operating, concentration and disbursement accounts. The Borrowers and the Affiliate Guarantors may maintain depository accounts with other banks or financial institutions for operation of Company Restaurants, PROVIDED that all excess funds maintained in such accounts shall be deposited with the Administrative Agent within two (2) Business Days after deposit in such accounts.

      Section 8.9. ACCESS TO INDEPENDENT PUBLIC ACCOUNTANTS. At any reasonable time and from time to time, URHC shall provide the Agents, the Lenders and any of their agents or representatives access to the independent public accountants of URHC to discuss URHC's financial condition, including, without limitation any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of URHC and its Subsidiaries.

      Section 8.10. TRANSFER OF ASSETS. On or before November 11, 2001, URI and Saxet shall or shall cause its Subsidiaries to transfer substantially all of the assets of the Subsidiaries listed on SCHEDULE 8.10 hereto, including any obligations and liabilities under any lease or sublease agreements or other agreement entered into pursuant to (i) the FFCA Financing Transaction, to SLP (a direct first-tier Subsidiary of URC) or direct, first-tier Subsidiaries of SLP,
(ii) the Spencer I Financing Transaction, to SLA Mail, Inc. (a direct first-tier Subsidiary of URC) or direct, first-tier Subsidiaries of SLA Mail, Inc., or
(iii) the Spencer II Financing Transaction, to SLA Mail II, Inc. (a direct first-tier Subsidiary of URC) or direct, first-tier Subsidiaries of SLA Mail II, Inc., each formed for the purpose of operating such properties, and upon each such transfer all obligations and liabilities of each such Subsidiary, URI, Saxet or any other Subsidiary under any agreement entered into pursuant to the FFCA Financing Transaction, the Spencer I Financing Transaction or the Spencer II Financing Transaction shall be released.

      Section 8.11. Interest Rate Protection. On or before October 31, 2001, the Borrowers shall have entered into Interest Rate Protection Agreements capping the effective interest rate on not less than 50% of the outstanding principal balance of the Term Notes for a period ending not earlier than three (3) years following the Closing Date, on terms and conditions acceptable to the Administrative Agent.

      Section 8.12. FURTHER ASSURANCES. URHC and each of its Subsidiaries will cooperate with the Agents and the Lenders and execute such further instruments and documents as the Agents or the Lenders shall request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Lender Agreements.

      Section 8.13. EXECUTION OF SECURITY DOCUMENTS. URHC and its Subsidiaries, at their sole expense, will deliver and record or file or cause to be delivered, recorded or filed (a) on or before August 31, 2001, (i) executed Leasehold Mortgages substantially in the form of the Leasehold Mortgage attached as Exhibit J, but for differences required by local laws, on terms and conditions reasonably acceptable to the Administrative Agent in order to grant the Administrative Agent a first perfected mortgage on and security interest in all leased properties listed on SCHEDULE 5.21(B), along with opinions of local counsel in form and substance satisfactory to the Administrative Agent, as to the execution and enforceability of the Leasehold Mortgages, Title Policies and such other related matters as reasonably requested by the Administrative Agent,
(ii) executed mortgages in form and substance acceptable to the Administrative Agent in order to grant the Administrative Agent a first perfected mortgage on and security interest in all owned properties listed on SCHEDULE 5.21(B) along with opinions of local counsel in form and substance satisfactory to the Administrative Agent, as to the execution and enforceability of the mortgages, Title Policies and such other related matters as reasonably requested by the Administrative Agent, and (iii) executed Collateral Pledge and Assignments of License substantially in the form of the Collateral Pledge and Assignment of License attached as

EXHIBIT K, but for differences required by local laws, on terms and conditions reasonably acceptable to the Administrative Agent in order to grant the Administrative Agent a first perfected security interest in all alcoholic beverage licenses held by URHC and its Subsidiaries in the states of Florida, Massachusetts, Pennsylvania, Rhode Island, Maryland and the District of Columbia, along with opinions of local counsel in form and substance satisfactory to the Administrative Agent, as to the execution and enforceability of the Collateral Pledge and Assignment of License, and such other related matters as reasonably requested by the Administrative Agent, and (b) on or before October 31, 2001, executed Leasehold Mortgages substantially in the form of the Leasehold Mortgage attached as EXHIBIT J, but for differences required by local laws, on terms and conditions reasonably acceptable to the Agent in order to grant the Agent a first perfected mortgage on and security interest in all leased properties listed on SCHEDULE 5.21(B) along with opinions of local counsel in form and substance satisfactory to the Administrative Agent, as to the execution and enforceability of the Leasehold Mortgages, Title Policies and such other related matters as reasonably requested by the Administrative Agent; provided, however, that the Administrative Agent may in its reasonable discretion, based on the best efforts of URHC and its Subsidiaries, extend the time for performance of, or waive, any of the requirements set forth in this clause (b). From and after the Closing Date, URHC and its Subsidiaries shall use their best efforts to deliver to the Administrative Agent (i) landlord consent and estoppel certificates for all leases entered into by URHC and its Subsidiaries which were not delivered to the Administrative Agent on or prior to the Closing Date, in form and substance acceptable to the Administrative Agent and (ii) Leasehold Mortgages, Title Policies and opinions of counsel with respect to all such leased properties under terms and conditions set forth in clause (a)(i) above.

                          ARTICLE 9. NEGATIVE COVENANTS

      On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment to make Loans or issue Letters of Credit hereunder, each Loan Party covenants that neither it nor any of its Subsidiaries will:

      Section 9.1. RESTRICTIONS ON INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

            (a) Indebtedness of URHC and its Subsidiaries described in SCHEDULE 5.16;

            (b) Indebtedness on account of current liabilities (other than for money borrowed) incurred in the normal and ordinary course of business;

            (c) Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.2 hereof, (ii) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which URHC or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, and (iii) endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business;

            (d) Subordinated Indebtedness, PROVIDED, THAT, (i) the aggregate amount of such Indebtedness shall not exceed $5,000,000, (ii) all such Indebtedness is expressly subordinated, upon written terms and conditions satisfactory in form and substance to the Agents and the Majority Lenders, in right of payment and exercise of remedies to the prior payment in full of all the Lender Obligations (and any refinancing of the Lender Obligations), (iii) none of such Indebtedness is secured by any lien on any property (including any capital stock or partnership or membership interests, as applicable) of the Borrowers or any of their Subsidiaries, and no Subsidiary of the Borrowers has any contingent obligation in respect of such Indebtedness, (iv) no Default or Event of Default is continuing on the date of incurrence of such Indebtedness or would result therefrom, and (v) all mandatory payment, prepayment, redemption, repurchase, defeasance and similar obligations, all interest rates and payment dates, and all covenants, conditions, events of default and other provisions in respect of such Indebtedness are satisfactory in form and substance to the Agent and the Majority Lenders;

            (e) Guarantees permitted under Section 9.5;

            (f) other Indebtedness in an aggregate amount not to exceed $2,000,000, so long as on the date URHC or any Subsidiary becomes liable with respect to such other Indebtedness and immediately after giving effect thereto and to the concurrent retirement of any other Indebtedness, there shall be no Default hereunder; and

            (g) Indebtedness to the Administrative Agent and Lenders hereunder and under the Notes and the other Lender Agreements.

      Section 9.2. RESTRICTION ON LIENS. Create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the UCC) with or without recourse; PROVIDED, HOWEVER, that URHC and any Subsidiary may create or incur or suffer to be created or incurred or to exist:

            (a) Existing liens and security interests described in SCHEDULE 5.13 securing presently outstanding Indebtedness permitted by Section 9.1(a);

            (b) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by any Loan Party or

Subsidiary, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; PROVIDED, HOWEVER, that no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition;

            (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security; liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of
Section 9.1(c); and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.2;

            (d) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee;

            (e) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding, provided the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings;

            (f) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented; and

            (g) Liens in favor of the Administrative Agent for the benefit of the Lenders securing the Lender Obligations.

            (h) Mortgage liens on real property owned by the Loan Parties or any Subsidiary securing Indebtedness permitted under 9.1(f).

      Nothing contained in this Section 9.2 shall permit any Loan Party or any Subsidiary to incur any Indebtedness or take any other action or permit to exist any other condition to exist which would be in contravention of any other provision of this Agreement.

      Section 9.3. INVESTMENTS. Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment except the following:

            (a) Investments having a maturity of less than one (1) year from the date thereof in: (i) obligations of the Lenders; (ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) repurchase agreements involving securities described in clauses (i) and (ii) with the Lenders; and (iv) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors;

            (b) readily marketable preferred stock commonly referred to as either "auction rate preferred stock" or "money market preferred stock" having on its date of acquisition a rating of either A- or higher from Standard & Poor's Corporation or A-3 or higher from Moody's Investors Service, Inc.;

            (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof (i) maturing within one year from the date of acquisition thereof (PROVIDED that there shall be no maximum maturity restriction with respect to so-called "variable rate demand notes" whose interest rate is adjusted at least annually to reflect market changes such that the adjusted interest rate parallels the interest rate assumptions underlying the initial interest rate of such obligations), and (ii) having on its date of acquisition a rating of either A- or higher from Standard & Poor's Corporation or A-3 or higher from Moody's Investors Service, Inc.;

            (d) Existing Investments of the Loan Parties in their Subsidiaries;

            (e) Investments consisting of intercompany advances between the Borrowers and UFI; PROVIDED, HOWEVER, that at no time shall the net "due from" account on the books of the Borrowers, adjusted to exclude non-cash royalty charges, exceed $4,000,000, with respect to UFI;

            (f) Investments in wholly-owned Subsidiaries which are Affiliate Guarantors and Investments in subsidiaries described in SCHEDULE 9.3(F) PROVIDED, THAT they are Affiliate Guarantors;

            (g) Investments consisting of loans provided to employees of URHC and its Subsidiaries in an aggregate amount outstanding at any one time not in excess of $250,000;

            (h) Ordinary advances to employees for travel and similar expenses to a maximum aggregate amount of $200,000; and

            (i) Investments in any restaurant that becomes a wholly-owned Company Restaurant.

      Section 9.4. DISPOSITIONS OF ASSETS. Sell, lease or otherwise dispose of any assets except for (a) the sale, lease or other disposition of inventory or other property (not including receivables) in the ordinary course of business, or (b) so long as no Default exists or would result on an actual or pro forma basis after giving effect thereto, other sales of assets so long as the earnings before interest, taxes, depreciation and amortization attributable to the assets to be sold, together with the earnings before interest, taxes, depreciation and amortization attributable to all other assets sold, leased, contributed or conveyed in the ordinary course of business pursuant to Section 9.4(a) during the then current fiscal year does not exceed 10% of Consolidated EBITDA for the fiscal year immediately preceding the then current fiscal year.

      Section 9.5. ASSUMPTIONS, GUARANTEES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. Assume, guarantee, endorse or otherwise be or become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for


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

payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except the following:

            (a) Guarantees existing on the date of this Agreement, including the Guarantees related to the MetLife Notes, each described in SCHEDULE 9.5, and additional Guarantees of Indebtedness of Franchisees incurred in the ordinary course of business, PROVIDED that the maximum amount of Indebtedness to which all Guarantees under this Subsection 9.5(a) relate does not exceed, in the aggregate, $7,000,000;

            (b) Guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (c) Guarantees in favor of the Administrative Agent for the account of the Lenders; and

            (d) Guarantees of Indebtedness or Rental Obligations of Subsidiaries to the extent such Indebtedness or Rental Obligations are permitted hereunder.

      Section 9.6. MERGERS, ETC. Enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that:

            (a) URHC and its Subsidiaries may acquire new restaurants (whether through the purchase of stock or assets), so long as no Default has occurred and continues to exist hereunder or would, after giving effect to such acquisition, occur;

            (b) URHC and its Subsidiaries may engage in transactions permitted under Section 9.4 hereof; and

            (c) So long as no Default has occurred and continues to exist hereunder or would, after giving effect to such transaction, occur, (i) UFI, PUC and any Subsidiary of URI may consolidate with or merge into URI or any other wholly-owned Subsidiary of URI so long as in any merger involving URI, URI shall be the surviving corporation, (ii) URI and any Subsidiary of URI may acquire all or substantially all of the assets of any other Subsidiary of UFI or PUC, (iii) UFI, PUC and any Subsidiary of URI may sell, assign, lease or otherwise dispose of all or substantially all of its assets to URI or any other wholly-owned Subsidiary of URI, (iv) UFI, PUC, UHC and any of its Subsidiaries may consolidate with or merge into any of UFI, PUC, UHC and any other wholly-owned Subsidiary of such entities, (v) UFI, PUC, UHC and any of their wholly-owned Subsidiaries may acquire all or substantially all of the assets of UFI, PUC, UHC or any of their Subsidiaries, and (vi) UFI, PUC, UHC and any of their Subsidiaries may sell, assign, lease or otherwise dispose of all or substantially all of its assets to UFI, PUC, UHC and any of their wholly-owned Subsidiaries. Acquisition may merge with and into URC.

      Section 9.7. PENSION REFORM ACT. At any time while URHC or any of its Subsidiaries has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any


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Pension Plan or other employee benefit plans established or maintained by URHC or any such Subsidiary or to which contributions are made by URHC or any such Subsidiary (the "Plans"), and which are subject to the Pension Reform Act and the rules and regulations thereunder or to Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), and at all times comply in all material respects with the provisions of the Pension Reform Act and Code which are applicable to the Plans. The Loan Parties will not permit any condition to exist which would permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of URHC or any of its Subsidiaries.

      Section 9.8. DISTRIBUTIONS. Make any Distribution or make any other payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding, except that so long as no Default exists and is continuing (a) any Subsidiary may make Distributions to its corporate parent which is either URC or a wholly-owned Subsidiary of URC, (b) URHC may purchase shares of common stock of URHC from Aaron Spencer in an aggregate amount not to exceed $1,000,000 annually for purposes of contributing such stock to any employee benefit or compensation plan of URHC, (c) URHC may repurchase shares of common stock of URHC held by management employees of URHC pursuant to a management stock buy-back plan adopted by the directors of URHC commencing in fiscal year 2003 in an aggregate amount not to exceed $1,000,000 in fiscal year 2003 and $2,000,000 in fiscal year 2004 and each fiscal year thereafter, and (d) URC (i) may pay its former shareholders amounts due under the Merger Agreement as a result of the Merger and (ii) may pay its former shareholders amounts in satisfaction of their appraisal rights in an aggregate amount not to exceed $1,500,000.

      Section 9.9. SALE AND LEASEBACK. Sell or transfer any of its properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

      Section 9.10. FRANCHISE AGREEMENTS. Without the prior written consent of the Lenders (which shall not be unreasonably withheld, delayed or conditioned),
(a) reduce or agree to reduce the continuing monthly royalties payable by domestic Franchisees other than on a temporary basis or for specific Franchisees and not generally for all Franchisees, or (b) reduce or agree to reduce the amounts required to be contributed to an advertising cooperative fund or spent on local advertising and public relations by domestic Franchisees other than on a temporary basis or for specific Franchisees and not generally for all Franchisees, or (c) make any other generally applicable changes to the Franchise Program, except to the extent any such reduction or change would not have a Material Adverse Effect. URHC's and its Subsidiary's domestic and international franchise programs as now conducted and as presently proposed to be conducted are described in SCHEDULE 9.10 attached hereto (the "Franchise Programs").

      Section 9.11. CAPITAL STRUCTURE. Change its capital structure; nor will URHC permit any of its Subsidiaries to suffer or permit any circumstance to exist in which any Subsidiary is not wholly-owned, directly or indirectly, by URHC.

      Section 9.12. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of any property, or the rendering of any


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

service, with any present Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than would be obtained in a comparable arms length transaction with any Person not an Affiliate.

      Section 9.13. NEW SUBSIDIARIES. Establish or acquire any new wholly-owned Subsidiaries unless, immediately upon such establishment or acquisition, such new Subsidiary executes and delivers to the Lender a guaranty of the Lender Obligations in substantially the form of the Affiliate Guaranty Agreement, and a pledge agreement in substantially the form of the Pledge Agreement (as applicable), along with proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall reasonably request.

      Section 9.14. NEW RESTAURANTS. Establish or acquire in any fiscal year more than three (3) restaurants which do not utilize the "Uno Chicago Bar & Grill" concept.

      Section 9.15. FFCA SALE-LEASEBACK DOCUMENTS. Modify, amend, supplement, waive or consent to the waiver of any provision of any of the FFCA Sale-Leaseback Documents, or enter into any "Other Documents" as defined in the FFCA Master Lease.

      Section 9.16. SPENCER I SALE-LEASEBACK DOCUMENTS. Modify, amend, supplement, waive or consent to the waiver of any provision of any of the Spencer I Sale-Leaseback Documents, or enter into any "OTHER DOCUMENTS" as defined in the Spenser I Master Lease.

      Section 9.17. SPENCER II SALE-LEASEBACK DOCUMENTS. Modify, amend, supplement, waive or consent to the waiver of any provision of any of the Spencer II Sale-Leaseback Documents, or enter into any "OTHER DOCUMENTS" as defined in the Spenser II Master Lease.

                   ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES

      Section 10.1. EVENTS OF DEFAULT. Each of the following events shall be deemed to be Events of Default hereunder:

            (a) The Borrowers shall fail to make any payment in respect of (i) the principal of any of the Lender Obligations as the same shall become due, whether at the stated payment dates or by acceleration or otherwise, or (ii) interest or commitment fees on or in respect of any of the Lender Obligations as the same shall become due, and such failure shall continue for a period of five
(5) days;

            (b) The Loan Parties shall fail to perform or observe any of the terms, covenants, conditions or provisions of Articles 6, 7 or 9 hereof;

            (c) The Loan Parties shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by them under this Agreement or any other Lender Agreement, and such failure shall not be rectified or cured within thirty (30) days after the earlier of (i) notice by the Administrative Agent to the Borrowers of such failure, or (ii) the date on which the Borrowers know or reasonably should have known of such default;


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

            (d) Any representation or warranty of the Loan Parties herein or in any other Lender Agreement or any amendment to any thereof shall have been materially false or misleading at the time made or intended to be effective;

            (e) Any Loan Party or any Subsidiary shall fail to make any payment on account of Indebtedness for money borrowed by such Loan Party or Subsidiary of which the total amount outstanding is in excess of $250,000, when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate such Indebtedness;

            (f) Any Loan Party or any Subsidiary shall be involved in financial difficulties as evidenced:

                  (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                  (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11;

                  (iv) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors generally, or by its consenting to or acquiescing in such relief;

                  (v) by the entry of an order by a court of competent jurisdiction (1) by finding it to be bankrupt or insolvent, (2) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors generally, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within sixty (60) days;

                  (vi) by the filing of a petition against any Loan Party or any Subsidiary under said Title 11 which shall not be vacated within sixty
      (60) days; or

                  (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors generally, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;


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

            (g) There shall have occurred a judgment against any Loan Party or any Subsidiary in any court (i) for an amount in excess of $350,000 not covered by insurance and which is neither discharged nor provision made for such discharge within sixty (60) days from the date of entry thereof, and from which no appeal has been taken or with respect to which all appeal periods have expired, or (ii) which shall have a Material Adverse Effect;

            (h) The occurrence of a Change of Control;

            (i) Any "Event of Default" under any other Lender Agreement shall have occurred; or

            (j) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA,
(v) the Borrowers or any member of a Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrowers or any Guarantor to any tax, penalty or other liabilities in the aggregate exceeding $10,000,000.

      Section 10.2. REMEDIES.

            (a) Upon the occurrence of an Event of Default, in each and every case, the Administrative Agent may, and upon the request of the Majority Lenders shall, proceed to protect and enforce the rights of the Administrative Agent and the Lenders by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Lender Agreement or in any instrument delivered to the Administrative Agent or the Lenders pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Lender Agreement or any such instrument, and (unless there shall have occurred an Event of Default under Section 10.1(f), in which case the unpaid balance of the Lender Obligations shall automatically become due and payable without notice or demand) the Administrative Agent may, at the direction of the Majority Lenders, by notice in writing to the Borrowers (i) declare the obligations of the Lenders to make Revolving Credit Advances, and the obligations of the Administrative Agent to issue, extend or renew Letters of Credit to be terminated, whereupon such obligations shall be terminated, (ii) declare all or any part of the unpaid balance of the Lender Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which


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

are hereby expressly waived, and the Administrative Agent may proceed to enforce payment of such balance or part thereof in such manner as the Administrative Agent may elect, and the Administrative Agent and each Lender may offset and apply toward the payment of such balance or part thereof any Indebtedness of the Administrative Agent or any Lender to any Borrower or to any Subsidiary, or to any obligor of the Lender Obligations, including any Indebtedness represented by deposits in any general or special account maintained with the Administrative Agent or any Lender or with any other Person controlling, controlled by or under common control with the Administrative Agent or any Lender and (iii) demand that the Borrowers provide cash collateral to the Administrative Agent as security for the Lenders in an amount equal to 105% of the Letter of Credit Exposure which the Borrowers shall provide to the Administrative Agent immediately upon such demand.

            (b) No remedy conferred upon the Administrative Agent or the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

              ARTICLE 11. CONSENTS; AMENDMENTS; WAIVERS; REMEDIES

      Section 11.1. ACTIONS BY LENDERS. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders, including without limitation under Section 11.2, may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the Majority Lenders; PROVIDED, HOWEVER, that without the written consent of all
Lenders:

            (a) no reduction in the principal or interest rates on or any fees relating to the Revolving Credit Advances or the Term Loans shall be made;

            (b) no extension or postponement shall be made of the stated time of payment of the principal amount of, interest on, or fees payable to the Lenders relating to the Revolving Credit Advances or the Term Loans;

            (c) no increase in the Maximum Revolving Credit Amount, or extension of the Revolving Credit Termination Date or the Term Loan Maturity Date shall be made;

            (d) no release of all or substantially all of the collateral security for, or any material obligor or guarantor of, the Lender Obligations shall be made;

            (e) no change in the definition of the term "Majority Lenders" shall be made; and

            (f) no change in the provisions of this Section 11.1 shall be made.

      Section 11.2. ACTIONS BY BORROWERS. No delay or omission on the Administrative Agent's or the Lenders' part in exercising their rights and remedies against the Borrowers or any other interested party shall constitute a waiver. A breach by the Borrowers of their obligations


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

under this Agreement may be waived only by a written waiver executed by the Administrative Agent and the Lenders in accordance with Section 11.1. The Administrative Agent's and the Lenders' waiver of the Borrowers' breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Borrowers hereby agree to waive, and do hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Revolving Credit Notes or the Term Notes, (b) any requirement of diligence or promptness on the Administrative Agent's or the Lenders' part in the enforcement of its rights under the provisions of this Agreement or any Lender Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to their liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Revolving Credit Notes, the Term Notes or any other Lender Obligation or (ii) under any other Lender Agreement. No course of dealing between the Borrowers and the Administrative Agent or the Lenders shall operate as a waiver of any of the Administrative Agent's or the Lenders' rights under this Agreement or any Lender Agreement or with respect to any of the Lender Obligations. This Agreement shall be amended only by a written instrument executed by the Administrative Agent and the Lenders in accordance with Section 11.1 making explicit reference to this Agreement. The Administrative Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between the Administrative Agent, the Lenders and the Borrowers shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Administrative Agent and the Lenders in law or at equity.

                       ARTICLE 12. SUCCESSORS AND ASSIGNS

      Section 12.1. GENERAL. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (which shall include in the case of the Administrative Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) the Borrowers may not assign their rights or obligations under this Agreement, and (b) each Lender may assign its rights in this Agreement only as set forth below in this Article 12.

      Section 12.2. ASSIGNMENTS.

            (a) ASSIGNMENTS. In compliance with applicable laws with respect to such assignment and with the consent of the Borrowers (PROVIDED that if there shall exist a Default, the Borrowers' consent shall not be required for any such assignment) and the Administrative Agent (which consents in all cases shall not be unreasonably withheld), a Lender may assign to one or more financial institutions (each a "Successor Lender") a proportionate part of its rights and obligations in connection with this Agreement, its Revolving Credit Note and its Term Notes and the related Lender Agreements and each such Successor Lender shall assume such rights and obligations pursuant to an Assignment and Acceptance Agreement ("Assignment and Acceptance Agreement") duly executed by such Successor Lender and such assigning Lender and acknowledged and consented to by the Borrowers and the Administrative Agent, substantially in the form of EXHIBIT F attached hereto. Any assignment under this Section (a) shall be in a minimum amount of $1,000,000 with respect to the Term Loan, and a proportionate


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share of the Revolving Credit Advances and Commitment Percentage of the Maximum
Revolving Credit Amount. In connection with any assignment under this Section 12.2(a) there shall be paid to the Administrative Agent by the assigning Lender or the Successor Lender an administrative processing fee in the amount of $3,000.

            (b) ASSIGNMENT PROCEDURES. In the event of an assignment in accordance with Section 12.2(a), upon execution and delivery of such an Assignment and Acceptance Agreement at least five (5) Business Days prior to the proposed assignment date, and payment by such Successor Lender to the assigning Lender of an amount equal to the purchase price agreed between such assigning Lender and such Successor Lender, such Successor Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Lender Agreements with an interest therein as set forth in such assignment, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assigning Lender, the Successor Lender and the Borrowers shall make appropriate arrangements so that, if required, a new Revolving Credit Note and new Term Notes are issued to the Successor Lender and a replacement Revolving Credit Note and replacement Term Notes are issued to the assigning Lender in principal amounts reflecting their respective revised interests.

            (c) REGISTER. The Administrative Agent shall maintain a register (the "Register") for the recordation of (i) the names and addresses of all Successor Lenders that enter into Assignment and Acceptance Agreements, (ii) the interests of each Lender, and (iii) the amounts of the Term Loans and the Revolving Credit Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) FURTHER ASSURANCES. The Borrowers shall sign such documents and take such other actions from time to time reasonably requested by the Administrative Agent or a Lender to enable any Successor Lender to share in the benefits and rights created by the Lender Agreements.

            (e) ASSIGNMENTS TO FEDERAL RESERVE BANK. Any Lender may at any time pledge or assign all or any portion of its rights under the Lender Agreements, including any portion of the Notes, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or assignment or enforcement thereof shall release such Lender from its obligations under any of the Lender Agreements.


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      Section 12.3. PARTICIPATIONS. Any Lender may, without the consent of the
Borrowers or the Administrative Agent, at any time grant or offer to grant to one or more financial institutions ("Credit Participants") participating interests in such Lender's rights and obligations in this Agreement, its Revolving Credit Note, its Term Notes and the related Lender Agreements, and each such Credit Participant shall acquire such participation subject to the terms set forth below.

            (a) AMOUNT. Each such participation shall be in a minimum amount of at least $1,000,000.

            (b) PROCEDURE. Each Lender granting such participation shall comply with all applicable laws with respect to such transfer and shall remain responsible for the performance of its obligations hereunder and under the other Lender Agreements and shall retain the sole right and responsibility to exercise its rights and to enforce the obligations of the Borrowers hereunder and under the other Lender Agreements, including the right to consent to any amendment, modification or waiver of any provision of any Lender Agreement, except for those matters referred to in Section 11.1 which require the consent of all Lenders and which may also require the consent of each Credit Participant.

            (c) DEALING WITH LENDERS. The Borrowers shall continue to deal solely and directly with the Lenders in connection with their rights and obligations under this Agreement and the other Lender Agreements.

            (d) RIGHTS OF CREDIT PARTICIPANTS. The Borrowers agree that each Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.8, 2.9, 2.10, 2.12, 2.13 and 14.5, and the setoff rights in Section 10.2 with respect to its participating interest; PROVIDED, HOWEVER, that no Credit Participant shall be entitled to receive any greater payment under such Sections than the Lender granting such participation would have been entitled to receive with respect to the interests transferred.

            (e) NOTICE. At the time of granting any participation, the Lender granting such participation shall notify the Administrative Agent and the Borrowers.

                      ARTICLE 13. THE ADMINISTRATIVE AGENT

      Section 13.1. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Lender Agreements (including, without limitation, enforcement or collection of the Revolving Credit Notes or the Term Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to liability or which is contrary to this Agreement or the other Lender Agreements or applicable law. Subject to the foregoing provisions and to the other provisions of this Article 13, the Administrative


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Agent shall, on behalf of the Lenders: (a) execute any documents on behalf of the Lenders providing collateral for or guarantees of the Lender Obligations;
(b) hold and apply any collateral for the Lender Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Lender Agreements; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the other Lender Agreements, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 11.1; (d) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any collateral for the Lender Obligations, and possess instruments included in the collateral on behalf of the Lenders; and (e) in the event of acceleration of the Borrowers' Indebtedness hereunder, act at the direction of the Majority Lenders to exercise the rights of the Lenders hereunder and under the other Lender Agreements.

      Section 13.2. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Lender Agreements, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:
(a) may treat the payee of any Revolving Credit Note or any Term Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under
Article 12 hereof; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Lender Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Lender Agreements on the part of the Borrowers or any other Person or to inspect the property (including the books and records) of the Borrowers or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Lender Agreements or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Lender Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or telegram) believed by the Administrative Agent to be genuine and signed or sent by the proper party or parties.

      Section 13.3. ADMINISTRATIVE AGENT AS A LENDER. With respect to its interest in the Term Loans and its Commitment Percentage of the Revolving Credit Advances hereunder, Fleet National Bank shall have the same rights and powers under this Agreement and the other Lender Agreements as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include Fleet National Bank in its individual capacity. Fleet National Bank and its affiliates may lend money to, and generally engage in any kind of business with, the Loan Parties, any of the Loan Parties Affiliates and any Person who may do business with or own securities of the Loan Parties or any such Affiliate of the Loan Parties, all as if Fleet National Bank were not the Administrative Agent and without any duty to account therefor to the Lenders.


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

      Section 13.4. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 5.9 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      Section 13.5. INDEMNIFICATION OF ADMINISTRATIVE AGENT. Each Lender agrees to indemnify the Administrative Agent and its directors, officers, employees and agents (to the extent that the Administrative Agent is not reimbursed by the Borrowers), ratably according to each Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses (excluding credit losses incurred by Fleet National Bank as Lender), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any other Lender Agreement or any action taken or omitted by the Administrative Agent in such capacity under this Agreement; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Lender Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers.

      Section 13.6. SUCCESSOR ADMINISTRATIVE AGENT. Except as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Administrative Agent which shall be reasonably acceptable to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Lenders (other than the resigning Administrative Agent), and shall have accepted such appointment, within thirty
(30) days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Lender Agreements. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Lender Agreements.


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

      Section 13.7. AMENDMENT OF ARTICLE 13. The Borrowers hereby agree that the foregoing provisions of this Article 13 constitute an agreement among the Administrative Agent and the Lenders (and the Administrative Agent and the Lenders acknowledge that except for the provisions of Section 13.6, the Borrowers are not parties to or bound by such foregoing provisions) and that any and all of the provisions of this Article 13 may be amended at any time by the Lenders without the consent or approval of, or notice to, the Borrowers (other than the requirement of notice to the Borrowers of the resignation of the Administrative Agent and the appointment of a successor Administrative Agent).

                           ARTICLE 14. MISCELLANEOUS

      Section 14.1. NOTICES. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or by nationally-recognized overnight carrier service, addressed as follows:

            (a) If to the Administrative Agent, at 100 Federal Street, Boston, MA 02110, Telecopier No. (617) 434-1279, Attention: Ms. Elise M. Russo, Senior Vice President, with a copy to: Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Telecopier No. 617-523-1231, Attention: Edward Matson Sibble, Jr., P.C. or at such other address(es) or to the attention of such other Person(s) as the Administrative Agent shall from time to time designate in writing to the Borrowers and the Lenders.

            (b) If to the Borrowers or any other Loan Parties, at 100 Charles Park Road, West Roxbury, MA 02132, Telecopier No. (617) 218-5375, Attention:
Chief Financial Officer or at such other address(es) or to the attention of such other Person(s) as the Borrower shall from time to time designate in writing to the Administrative Agent and the Lenders.

            (c) If to any Lender, at the address(es) and to the attention of the Person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the Person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender), or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Administrative Agent and the Borrowers.

      Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when mailed. Any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received.

      A notice from the Administrative Agent stating that it has been given on behalf of the Lenders shall be relied upon by the Borrowers as having been given by the Lenders.

      Section 14.2. MERGER. This Agreement and the other Lender Agreements are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the other Lender Agreements. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the other Lender Agreements, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the other Lender Agreements. This Agreement and the other Lender Agreements may not be amended or modified except by a written instrument describing such amendment or modification executed in accordance with Section 11.1 hereof.

      Section 14.3. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed, interpreted and enforced under the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). Each Loan Party hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of The Commonwealth of Massachusetts and to the non-exclusive jurisdiction of any Federal court of the United States located in the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of this Agreement or any other Lender Agreement or any of the transactions contemplated hereby or thereby.

      Section 14.4. COUNTERPARTS; REPLACEMENT OF INSTRUMENTS. This Agreement and all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement. Upon receipt of an affidavit of an officer of the Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of a Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, the Borrowers will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

      Section 14.5. EXPENSES AND INDEMNIFICATION.

            (a) The Loan Parties agree, jointly and severally, to pay, on demand, all of the Administrative Agent's reasonable expenses in connection with the preparation, execution, delivery, administration, default, collection, waiver or amendment of this Agreement, the Lender Agreements and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Administrative Agent's special counsel, Goodwin Procter LLP, and if a Default has occurred and is continuing, reasonable allocated costs of in-house legal counsel, and reasonable accounting, consulting, brokerage and other similar professional fees or expenses, any reasonable fees or expenses associated with travel and other direct out of-pocket costs relating to any appraisals, audits or examinations conducted in connection with the credits extended hereunder or any collateral therefor. The Loan Parties also agree, jointly and severally, to pay, on demand, all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders, including, without limitation, reasonable legal and accounting fees, in connection with the collection of amounts due hereunder and under all other Lender Agreements upon the occurrence of an Event of Default hereunder, the exercise, revision, preservation, protection or enforcement of any of the Administrative Agent's or the Lenders' rights against the Borrower and all other Loan Parties or other options under this Agreement, the Notes and all other Lender Agreements and the administration of special problems that may arise under this Agreement or any other Lender Agreement. The Loan Parties also agree, jointly and severally, to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

            (b) Without limitation of any other obligation or liability of the Loan Parties or right or remedy of the Administrative Agent or the Lenders contained herein, the Loan Parties hereby covenant, jointly and severally, and agree to indemnify and hold the Administrative Agent, the Lenders, and the directors, officers, subsidiaries, shareholders, agents, affiliates and Persons controlling the Administrative Agent and the Lenders, harmless from and against any and all damages, losses (other than loss of profits), settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by any such indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby, other than any such claims which are determined by a final, non-appealable judgment or order of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such indemnified party. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Loan Parties hereunder, such indemnified party shall notify the Loan Parties in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder unless and only to the extent the Loan Parties demonstrate to the reasonable satisfaction of such party that such failure to provide notice prejudiced the Loan Parties in its defense of such claim. The Loan Parties shall have the right, at their option upon notice to the indemnified parties, to defend any such matter at its own expense and with their own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Loan Parties in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Loan Parties, (b) the Loan Parties have failed to assume the defense of such matter within fifteen (15) days of notice thereof from the indemnified party, or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Loan Parties then the Loan Parties shall not have the right to assume the defense of such matter with respect to such indemnified party. The Loan Parties shall not be liable for any compromise or settlement of any such matter without Borrowers' written consent, which consent shall not be unreasonably withheld or delayed. The Loan Parties shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent may not be unreasonably withheld or delayed.

            (c) All amounts payable by the Loan Parties under this Section 14.5 shall, until paid, bear interest at the rate applicable to Base Rate Loans hereunder (including any default rate) and be an obligation secured by any collateral.

      Section 14.6. CONFIDENTIALITY. The Administrative Agent and the Lenders agree to use commercially reasonable efforts to keep in confidence all financial data and other information relative to the affairs of the Borrowers and the other Loan Parties heretofore furnished or which may hereafter be furnished to them pursuant to the provisions of this Agreement; PROVIDED, HOWEVER, that this
Section 14.6 shall not be applicable to information otherwise disseminated to the public by the Borrowers, the Loan Parties or any of their Affiliates; and PROVIDED FURTHER,

HOWEVER, that such obligation of the Administrative Agent and the Lenders shall be subject to the Administrative Agent's or the Lenders', as the case may be,
(a) obligation to disclose such information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to bank examiners, affiliates, auditors, accountants and counsel who agree to keep such information confidential, and (c) right to disclose any such information (i) in connection with the transactions set forth herein including assignments or the sale of participation interests pursuant to Article 12, so long as such potential assignees or participants shall agree in writing to be bound by the terms of this Section 14.6, or (ii) in connection with any litigation or dispute involving the Administrative Agent or any transfer or other disposition by the Administrative Agent or the Lenders, as the case may be, of any of the Lender Obligations; PROVIDED that information disclosed pursuant to this provision shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

      Section 14.7. USURY LIMITATION. All agreements between the Borrowers and the other Loan Parties and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the Lender Obligations exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; PROVIDED, HOWEVER, that in the event there is a change in the law which results in a higher permissible rate of interest, then this provision shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrowers, the other Loan Parties and the Lenders in the execution, delivery and acceptance of this Agreement and the other Lender Agreements to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Lender Agreements at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Lender Obligations, as determined by the Lenders, and not to the payment of interest. This provision shall control every other provision of all Lender Agreements.

      Section 14.8. WAIVER OF JURY TRIAL; VENUE. THE BORROWERS, THE OTHER LOAN PARTIES, THE AGENTS AND THE LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LENDER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENTS OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE CREDITS HEREUNDER OR ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER


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LENDER AGREEMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH
ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWERS, AND THE OTHER LOAN PARTIES HEREBY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS AND THE OTHER LOAN PARTIES CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS TO ENTER INTO THIS AGREEMENT AND PROVIDE THE CREDITS HEREUNDER. THE BORROWERS AND THE OTHER LOAN PARTIES AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LENDER AGREEMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWERS AND THE OTHER LOAN PARTIES BY MAIL AT THE ADDRESS SET FORTH IN SECTION 14.1. THE BORROWERS AND THE OTHER LOAN PARTIES HEREBY WAIVE ANY OBJECTION THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

             [The remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the Borrowers, the other Loan Parties, the Administrative Agent and the Lenders have caused this Credit Agreement to be executed by their duly authorized officers as of the date set forth above.

                                       BORROWERS:

                                       UNO ACQUISITION CORP.

                                       By: /s/ Robert M. Vincent
                                           -------------------------------------
                                       Name:  Robert M. Vincent
                                       Title: Executive Vice President-Finance


                                       UNO RESTAURANT CORPORATION

                                       By: /s/ Robert M. Vincent
                                           -------------------------------------
                                       Name:  Robert M. Vincent
                                       Title: Executive Vice President-Finance


                                       UNO RESTAURANTS, INC.

                                       By: /s/ Robert M. Vincent
                                           -------------------------------------
                                       Name:  Robert M. Vincent
                                       Title: Executive Vice President-Finance


                                       SL PROPERTIES, INC.
                                       (For purposes of Section 2.15)

                                       By: /s/ Robert M. Vincent
                                           -------------------------------------
                                       Name:  Robert M. Vincent
                                       Title: Executive Vice President-Finance

                                       GUARANTORS:

                                       UNO RESTAURANT HOLDINGS CORPORATION

                                       By: /s/ Robert M. Vincent
                                           -------------------------------------
                                       Name:  Robert M. Vincent
                                       Title: Executive Vice President-Finance


                                       UNO FOODS INC.

                                       By: /s/ Robert M. Vincent
                                           -------------------------------------
                                       Name:  Robert M. Vincent
                                       Title: Executive Vice President-Finance


                                       PIZZERIA UNO CORPORATION

                                       By: /s/ Robert M. Vincent
                                           -------------------------------------
                                       Name:  Robert M. Vincent
                                       Title: Executive Vice President-Finance


                                       URC HOLDING COMPANY, INC.

                                       By: /s/ Robert M. Vincent
                                           -------------------------------------
                                       Name:  Robert M. Vincent
                                       Title: Executive Vice President-Finance


                                       SL PROPERTIES, INC.

                                       By: /s/ Robert M. Vincent
                                           -------------------------------------
                                       Name:  Robert M. Vincent
                                       Title: Executive Vice President-Finance


                                       FLEET NATIONAL BANK, as Administrative
                                       Agent and Lender

                                       By: /s/ Elise M. Russo
                                           -------------------------------------
                                       Name:  Elise M. Russo
                                       Title: Senior Vice President


                                       SUNTRUST BANK, as Syndication Agent
                                       and Lender

                                       By: /s/ Vipul H. Patel
                                           -------------------------------------
                                       Name:  Vipul H. Patel
                                       Title: Director


                                       ORIX FINANCIAL SERVICES, INC.

                                       By: /s/ R. Terry Standifer
                                           -------------------------------------
                                       Name:  R. Terry Standifer
                                       Title: Vice President


                                       THE PROVIDENT BANK

                                       By: /s/ Christopher B. Gribble
                                           -------------------------------------
                                       Name:  Christopher B. Gribble
                                       Title: Vice President

                                       TEXTRON FINANCIAL CORPORATION

                                       By: /s/ Traci L. Schwartz
                                           -------------------------------------
                                       Name:  Traci L. Schwarz
                                       Title: Vice President


                                       SEMINOLE FUNDING LLC

                                       By: /s/ Kelly C. Walker
                                           -------------------------------------
                                       Name:  Kelly C. Walker
                                       Title: Vice President


                                       HELLER FINANCIAL LEASING, INC.

                                       By: /s/ John T. Smith
                                           -------------------------------------
                                       Name:  John T. Smith
                                       Title: Vice President